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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cymer, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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CYMER, INC.
17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2009

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Cymer, Inc., a Nevada corporation, which will be held on Thursday, May 21, 2009 at 10:00 a.m. local time at our offices at 17075 Thornmint Court, San Diego, California 92127 for the following purposes:

  1.
  To elect Charles J. Abbe, Robert P. Akins, Edward H. Braun, Michael R. Gaulke, William G. Oldham, Peter J. Simone, Young K. Sohn and Jon D. Tompkins as directors to serve until the 2010 Annual Meeting of Stockholders.

  2.
  To approve an amendment to our 2005 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan by 1,250,000 shares.

  3.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

  4.
  To conduct any other business properly brought before the meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

        We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials and lowers the costs and reduces the environmental impact associated with our Annual Meeting. On April 10, 2009, we mailed to our stockholders a Notice containing instructions on how to access our 2009 Proxy Statement and Annual Report and vote online. The Notice contains instructions on how you can (i) receive a paper copy of the Proxy Statement and Annual Report, if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet, if you received them by mail this year.

        Only stockholders of record at the close of business on March 23, 2009 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares in order to ensure your representation at the meeting. Promptly vote your shares by telephone, via the Internet, or by signing, dating, and returning the proxy card. If you are receiving these proxy materials by mail, an addressed return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you wish to vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

Paul B. Bowman Secretary

San Diego, California
April 10, 2009

PROXY STATEMENT

CYMER, INC.
17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 21, 2009

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these proxy materials?

        We have made these proxy materials available to you on the Internet, or, upon your request, delivered printed versions of these materials to you by mail, in connection with our Board of Directors' solicitation of your proxy vote for use at our Annual Meeting of Stockholders to be held on May 21, 2009. We request that you cast your vote on each of the proposals described in this Proxy Statement. You are invited to attend the Annual Meeting, but you do not need to attend the meeting in person to vote your shares.

        If you have received a printed copy of these proxy materials by mail, you may simply complete, sign and return your proxy card or vote by proxy over the telephone or on the Internet as instructed below. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may simply follow the instructions below to submit your proxy on the Internet.

        We intend to mail a printed copy of this Proxy Statement and proxy card to our stockholders who have requested them on or about April 10, 2009. All other stockholders will receive a Notice of Internet Availability of Proxy Materials (the "Notice"), which we intend to mail on or about April 10, 2009.

What items will be voted on at the Annual Meeting?

        There are three matters scheduled for a vote:

  •
  Election of Charles J. Abbe, Robert P. Akins, Edward J. Braun, Michael R. Gaulke, William G. Oldham, Peter J. Simone, Young K. Sohn and Jon D. Tompkins as directors to serve until the 2010 Annual Meeting of Shareholders;

  •
  Approval of the amendment to our 2005 Equity Incentive Plan to increase the number of shares available for issuance under the Plan by 1,250,000 shares;

  •
  Ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Who can vote at the Annual Meeting?

        If you owned our common stock at the close of business on March 23, 2009 (the "Record Date"), then you will be entitled to attend and vote at the Annual Meeting. On the Record Date, we had 29,706,712 shares of our common stock outstanding.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least 14,853,357 shares, a majority of the shares outstanding on the Record Date, are represented at the meeting in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we provide stockholders access to our proxy materials via the Internet. On or about April 10, 2009, we are sending a Notice to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice. Stockholders may request to receive a full set of printed proxy materials by mail. Instructions on how to access the proxy materials on the Internet or request a printed copy may be found in the Notice.

Will I receive any other proxy materials by mail?

        We may send you a proxy card, along with a second Notice, on or after April 20, 2009. To receive a full set of printed proxy materials by mail, you must request them in accordance with the instructions in the Notice.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "FOR" and (with respect to proposals other than the election of directors) "AGAINST" votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted in determining whether a quorum is present. However, an abstention or broker non-vote will not constitute a vote cast and, accordingly, will not be counted in the vote total for any proposal.

        If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  For the election of directors you may vote "FOR" all eight of the nominees named herein, or you may withhold your vote from any nominee that you specify or all eight nominees. The eight nominees receiving the most "FOR" votes among votes properly cast will be elected. Only the eight nominees named herein have been properly nominated for election as directors.

  •
  You may vote "FOR" or "AGAINST" Proposal 2, to approve the amendment to our 2005 Equity Incentive Plan to increase in the aggregate number of shares available for issuance under the Plan, or you may "ABSTAIN" from voting on this proposal. To be approved, the number of votes casts "FOR" the proposal must exceed the number of votes cast "AGAINST" the proposal.

  •
  You may vote "FOR" or "AGAINST" Proposal 3, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, or you may "ABSTAIN" from voting on this proposal. To be approved, the number of votes casts "FOR" the proposal must exceed the number of votes cast "AGAINST" the proposal.

        If you "ABSTAIN" from voting on either Proposal 2 or 3, your shares will not be counted towards the vote total for that proposal.

How many votes do I have?

        On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on the Record Date. In the election of directors, you may cast that vote "FOR" all of the eight nominees named herein, or you may withhold your vote from any nominee or all of the nominees.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        Stockholder of Record:    If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares.

        Beneficial Owner of Shares Held in Street Name:    If, on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the stockholder of record on how to vote the shares held in your account. You are also invited to attend the Annual Meeting.

If I am a stockholder of record of Cymer shares, how do I vote?

        If you are the stockholder of record, you may vote in person at the Annual Meeting or by proxy.

  •
  To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

  •
  If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or if you request a full set of printed copies of the proxy materials by mail, you may also vote by mail or by telephone.

  We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of Cymer shares held in street name, how do I vote?

        If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please follow the voting instructions provided by your broker, dealer or other similar organization to ensure that your vote is counted.

What happens if I do not make specific voting choices?

        Stockholder of Record.    If you are a stockholder of record and you:

  •
  indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

  •
  sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

        Beneficial Owner of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Can I change my vote after I have voted?

        Yes. You may revoke your proxy and change your vote at any time before the final vote at the meeting.

        Stockholder of Record.    If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

  •
  You may send a written notice that you are revoking your proxy to the Corporate Secretary of Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

  •
  You may send a subsequent properly completed proxy card in accordance with the instructions in this Proxy Statement.

  •
  You may grant a subsequent proxy by telephone or through the Internet.

  •
  You may attend the Annual Meeting, revoke the proxy in writing and vote in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

The most current proxy card or telephone or Internet proxy our inspector of elections receives is the one that is counted.

        Beneficial Owner of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name, you will need to follow the instructions included on the proxy form provided to you by your broker regarding how to change your vote.

How can I find out the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in our quarterly report on Form 10-Q for the second quarter ending on June 30, 2009.

What is the deadline to propose actions for consideration at the 2010 annual meeting of stockholders?

        For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2010 annual meeting of stockholders, your proposal must be received in writing by the Corporate Secretary of Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127, no later than December 11, 2009. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for that annual meeting of stockholders must do so no later than February 24, 2010.

        You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our Bylaws are available on our website at http://www.cymer.com under Investor Relations—Corporate Governance.

How can I communicate with Cymer's Board of Directors?

        Our Board of Directors has adopted a process for stockholder communication with the board. Stockholders wishing to communicate with the board may send a written communication addressed to the Corporate Secretary of Cymer, Inc. at 17075 Thornmint Court, San Diego California 92127 or by e-mail to the following address: board@cymer.com. The Corporate Secretary will screen all communications for spam, junk mail, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding to the Board. The process regarding stockholder communications with the board is posted on our website at http://www.cymer.com under Investor Relations—Contact Board.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of the solicitation of proxies. We have retained the services of Morrow & Co., LLC to aid in the solicitation of proxies from brokers, bank nominees and other institutions for a fee of $7,500 plus its reasonable out-of-pocket expenses. We will also reimburse brokers, banks, dealers and other similar organizations representing beneficial owners of shares held in street name for the cost of forwarding the Notice and printed proxy materials by mail to beneficial owners who specifically request them, and obtaining beneficial owners' voting instructions. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies on our behalf, in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

PROPOSAL 1
ELECTION OF DIRECTORS

Current Nominees

        Our Board of Directors consists of eight directors. Each director to be elected at the Annual Meeting will hold office until the next annual meeting of stockholders or until his respective successor is elected and qualified or, if sooner, until his death, resignation or removal. Each of our nominees listed below is currently one of our directors who were previously elected by our stockholders. Directors are elected by a plurality of the votes properly cast in person or by proxy. All of the nominees for election as a director at the 2008 Annual Meeting of Stockholders attended the 2008 Annual Meeting of Stockholders. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors. Each person nominated for election has agreed to be named in this Proxy Statement and to serve if elected. We have no reason to believe that any nominee will be unable to serve.

        The following table lists the nominees for election at the Annual Meeting and is followed by a brief biography of each of the nominees:

Name	Age	Positions with the Company	Director Since
Charles J. Abbe	67	Director	2003
Robert P. Akins	57	Chairman of the Board of Directors and Chief Executive Officer	1986
Edward H. Braun	69	Director	2003
Michael R. Gaulke	63	Director	2000
William G. Oldham	70	Director	2001
Peter J. Simone	61	Director	1993
Young K. Sohn	53	Director	2003
Jon D. Tompkins	68	Director	1999

        Charles J. Abbe has served as a director of Cymer since January 2003. Mr. Abbe served as president and chief operating officer and as director of JDS Uniphase Corporation from February 2000 until his retirement in June 2001. He was employed previously as president, chief executive officer and director at Optical Coating Laboratory, Inc. from 1996 until the company merged with JDS Uniphase in February 2000. From 1990 to 1996, he served in several positions of increasing responsibility, including senior vice president, electronics sector, at Raychem Corporation in Menlo Park, California. Mr. Abbe practiced business consulting with McKinsey & Company in San Francisco, California from 1971 to 1989. Mr. Abbe also currently serves as director of Opnext, Inc., and CoSine Communications, Inc., both publicly held companies, and as director of several privately financed technology companies. Mr. Abbe received a B.S. and M.S. in chemical engineering from Cornell University and a M.B.A. from Stanford University.

        Robert P. Akins is one of Cymer's co-founders, has served as its chairman and chief executive officer since Cymer's inception in 1986, and served as president of Cymer as well from its inception until May 2000. Mr. Akins currently serves on the boards of directors of KLA-Tencor Corporation, and Semiconductor Equipment and Materials International ("SEMI") North America, and is chairman of the board of SEMI. He is also a member of the council of advisors to the Irwin and Joan Jacobs School of Engineering at the University of California, San Diego ("UCSD"), and serves on the board of the UC San Diego Foundation. Mr. Akins received the Ernst & Young Entrepreneur of the Year Award for San Diego County in 1997, and with fellow Cymer co-founder Rick Sandstrom, received the outstanding alumnus award from UCSD, and the prestigious SEMI Award for North America, the highest honor conferred by SEMI, in 1996 for contributions to the field of deep ultraviolet ("DUV") lithography. Mr. Akins received a B.S. in physics, a B.A. in literature, and a Ph.D. in applied physics from UCSD.

        Edward H. Braun has served as a director of Cymer since March 2003. Mr. Braun has been chairman of the board of Veeco Instruments, Inc since January 1990. In addition, he was Veeco's chief executive officer from January 1990 to July 2007. Mr. Braun is a director emeritus of the board of directors of SEMI, of which he was chairman of the board in 1993. Mr. Braun received a BSME from Clarkson College of Technology.

        Michael R. Gaulke has served as a director of Cymer since August 2000. Since 1996 Mr. Gaulke has served as chief executive officer and director and became chairman of the board in May 2007 of Exponent, Inc., a nationally recognized engineering and scientific consulting firm that performs in-depth investigations in more than 90 technical disciplines to analyze failures and accidents to determine their causes. He first joined Exponent in September 1992 as executive vice president and chief financial officer. In March 1993 he was named Exponent's president and was appointed as a member of its board of directors in January 1994. Prior to 1992, Mr. Gaulke served as executive vice president and chief financial officer of Raynet Corporation, which pioneered a fiber-to-the-curb architecture for telecommunications. Before that, he served as executive vice president and chief financial officer of Spectra-Physics, a leading manufacturer of a broad range of lasers and laser-related products. He also serves as a member of the Board of Trustees of the Palo Alto Medical Foundation. Mr. Gaulke received a B.S. in electrical engineering from Oregon State University and a M.B.A. from Stanford University Graduate School of Business.

        William G. Oldham, Ph.D. has served as a director of Cymer since January 2001. He is the Robert S. Pepper Professor of Electrical Engineering and Computer Science, emeritus, at the University of California, Berkeley, where he has been on the faculty since 1964. Dr. Oldham's research interest is in semiconductor materials and process technology, including optical and extreme ultraviolet lithography. He has published more than 200 articles and holds 13 patents. He also served as an outside consultant on our scientific advisory board from its inception in 1999 until August 2002. He also served as program manager for dynamic RAM technology development and circuit design at Intel Corporation from 1974 to 1976. In 2003, he was awarded the Semiconductor Industry Association's University Research Award for his career contributions to the semiconductor industry, and he is a member of the National Academy of Engineering. He also serves on the board of directors of Nanometrics Inc. He received B.S., M.S. and Ph.D. degrees from the Carnegie Institute of Technology.

        Peter J. Simone has served as a director of Cymer since July 1993. Mr. Simone is an independent consultant to the investment community and serves on the boards of directors of Newport Corporation, Monotype Imaging, Inc. and Veeco Instruments, Inc., as well as several private companies. Mr. Simone was executive chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company, from June 2001 to December 2002 when it was acquired by Novellus Systems, Inc. Mr. Simone's previous experience includes 17 years with GCA Corporation, a manufacturer of semiconductor photolithography capital equipment, holding various management positions, including president and director. Mr. Simone received a B.S. in accounting from Bentley College and a M.B.A. from Babson College.

        Young K. Sohn has served as a director of Cymer since March 2003. Mr. Sohn currently serves as chief executive officer of a private semiconductor company, Inphi Corporation. From May 2005 through December 2007, Sohn was an independent consultant to the high technology industry. He served as president of the Semiconductor Products Group (SPG) at Agilent Technologies Inc. from October 2003 through April 2005. Prior to joining Agilent, he served as president and chief executive officer and chairman of the board of directors of Oak Technology, Inc. which was acquired by Zoran Corporation in August 2003. Prior to joining Oak Technology, Inc. in 1999, Mr. Sohn was employed by Quantum Corporation for six years, serving most recently as president of its Hard Drive Business. From August

1983 to January 1993, he was director of marketing at Intel Corporation. Mr. Sohn also serves on the board of directors of Arm Holdings, PLC. He received a B.S. in electrical engineering from the University of Pennsylvania and a M.S. and M.B.A. from the Massachusetts Institute of Technology's Sloan School of Management.

        Jon D. Tompkins has served as a director of Cymer since May 1999. Mr. Tompkins served as chief executive officer of KLA-Tencor Corporation from April 1997 until June 1998 and served as chairman of the board of KLA-Tencor from July 1998 until his retirement in 1999. He served as president and chief executive officer of Tencor Instruments from April 1991 until its merger with KLA Instruments in April 1997 and chairman of the board from November 1993 until the merger. He has also previously served as president and chief executive officer of Spectra-Physics. Since April 2003, Mr. Tompkins has served as chairman of the board of Electro Scientific Industries. Mr. Tompkins received a B.S. in electrical engineering from the University of Washington and a M.B.A. from Stanford University with an emphasis in finance and accounting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

Information Regarding the Board of Directors and its Committees

        During 2008, our Board of Directors held seven meetings. The Board of Directors currently has the following four committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a scientific advisory committee. Each director attended 75% or more of the aggregate number of the meetings of the board and the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member, respectively. The following table lists the chairman and members of each committee and the number of meetings held by each committee for fiscal year 2008:

Name	Audit	Compensation	Nominating and Corporate Governance	Scientific Advisory
Charles J. Abbe	Chairman
Edward H. Braun		Member
Michael R. Gaulke	Member		Member
William G. Oldham		Member(1)		Chairman
Peter J. Simone	Member		Member
Young K. Sohn		Chairman
Jon D. Tompkins		Member	Chairman

Total meetings in fiscal year 2008	16	6	4	3

(1)
Dr. Oldham was appointed to the compensation committee effective September 8, 2008.

Independence of the Board of Directors

        As required under the NASDAQ Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. Our Board of Directors consults with our legal counsel to ensure that the Board of Directors' determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Cymer, our senior management and our independent registered public accounting firm, our Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Akins, our chief executive officer and chairman of the Board of Directors. As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present and the executive session chairman presides.

        Our Board of Directors established the position of executive session chairman in 2004 and appoints independent directors (other than directors who are active chief executive officers or the chairman of the Audit Committee) to serve in such position for a two year term. The executive session chairman:

  •
  reviews and approves the meeting agenda for our Board of Directors,

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  after consultation with the other independent directors, sets the agenda for the executive session,

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  presides during the executive session,

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  communicates with the chief executive officer following the executive session, and

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  is available to confer with the chief executive officer and the other directors and to be consulted by any of our senior executive officers.

        During 2007 and 2008, Mr. Simone served as executive session chairman. Mr. Braun has been appointed by our Board of Directors to serve as executive session chairman for 2009 and 2010.

Audit Committee

        The audit committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the audit committee performs the following functions, among other things:

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  appoints our independent registered public accounting firm and determines the funding for audit and review by them of our consolidated financial statements;

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  evaluates and oversees our independent registered public accounting firm's independence and performance;

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  determines in advance whether to engage our independent registered public accounting firm to provide any non-audit services and pre-approves these engagements;

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  oversees and monitors our management and independent registered public accounting firm and their activities with respect to our financial reporting and compliance with our disclosure policies;

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  discusses and reviews our financial statements, our periodic reports filed with the SEC, the results of our annual integrated audit and all press releases containing financial information with management and our independent registered public accounting firm;

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  establishes procedures to receive and address complaints regarding accounting and auditing matters;

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  reviews and approves the internal audit function;

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  considers periodically whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

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  reviews with our management and independent registered public accounting firm the effectiveness of internal controls over financial reporting; and

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  performs such other duties of an audit committee specified in the Sarbanes-Oxley Act of 2002 and rules and regulations implemented by the SEC and Nasdaq.

        During 2008, the audit committee comprised three independent directors, Messrs. Abbe, Gaulke and Simone. Our current written audit committee charter is available on our website at http://www.cymer.com under Investor Relations—Corporate Governance.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all members of the audit committee are independent (as currently defined in the Nasdaq listing standards and SEC rules). The Board of Directors has determined that Messrs. Abbe, Gaulke and Simone qualify as "audit committee financial experts," as defined in the applicable SEC rules.

Compensation Committee

        The compensation committee acts on behalf of the Board of Directors to oversee and determine executive compensation. The compensation committee, among other things:

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  reviews, evaluates and approves our compensation policy for executive officers;

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  approves all forms of compensation to be provided to our executive officers;

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  reviews, evaluates and makes recommendations to the board regarding the general compensation goals and guidelines for all of our employees, including the criteria by which bonuses are determined and benefits plans and programs;

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  makes recommendations to the board concerning other plans that are proposed or adopted for the provision of compensation to employees, or consultants;

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  acts as administrator of our equity incentive and stock purchase plans; and

  •
  performs such other functions regarding compensation as the board may delegate.

        The compensation committee also reviews with management the information set forth in the "Executive Compensation—Compensation Discussion and Analysis" and considers whether to recommend that it be included in Proxy Statements and other filings.

        During 2008, the compensation committee was comprised of four independent directors. Messrs. Braun, Sohn and Tompkins served on the compensation committee for the entire year and Dr. Oldham from September 8, 2008 through December 31, 2008. Our written compensation committee charter is available on our website at http://www.cymer.com under Investor Relations—Corporate Governance.

        For specific details about the determination of executive compensation for the year ended December 31, 2008, see the section titled "Executive Compensation—Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        During 2008, the nominating and corporate governance committee was comprised of three independent directors, Messrs. Gaulke, Simone and Tompkins. The nominating and corporate governance committee, among other things:

  •
  acts on behalf of the board identifying individuals qualified to become directors and recommending that the board select the candidates for all directorships to be filled by the board or by the stockholders;

  •
  oversees the composition, structure and evaluation of the board and each of its committees;

  •
  oversees board compensation; and

  •
  develops and recommends to the board for its approval a set of corporate governance principles applicable to us.

        Our written corporate governance principles are available on our website at http://www.cymer.com under Investor Relations—Corporate Governance. Our current written nominating and corporate governance committee charter is available on our website at http://www.cymer.com under Investor Relations—Corporate Governance.

        The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. The nominating and corporate governance committee evaluates candidates based on qualities such as inquisitiveness, objectivity and possession of practical wisdom and mature judgment. Our directors who also serve as chief executive officers at other companies may serve on no more than two other boards of public companies. Other directors who are not chief executive officers may serve on the boards of no more than four public companies, including Cymer's. In order to further align the economic interests of directors with those of stockholders, the Board of Directors has adopted a policy requiring that, no later than November 7, 2009 or within one year after the date on which an individual becomes a director, each director shall be required to hold not less than 2,500 shares of our common stock.

        Because of the significant time investment and energy required to become familiar with the intricacies of the semiconductor capital equipment industry, the Board of Directors does not believe that arbitrary term limits on directors' service are appropriate, nor does it believe that directors should expect to be re-nominated annually. Additionally, the Board of Directors has determined that there should be no arbitrary age limit or mandatory retirement age for board members. Each board committee's performance review and assessment, and the nominating and corporate governance committee's review and assessment of the Board of Directors' performance will help determine each director's tenure.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127 at least 120 days prior to the anniversary date of the mailing of our Proxy Statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Scientific Advisory Committee

        The scientific advisory committee was formed in August 2002, and charged with interacting with and attending meetings of our scientific advisory board. The scientific advisory committee currently consists solely of Dr. Oldham. The scientific advisory board met three times during 2008 and Dr. Oldham was in attendance at all scientific advisory board meetings.

Compensation of Directors

        Each of our non-employee directors receive an annual retainer of $25,000, a fee of $2,500 for each board meeting attended and $1,000 for each committee meeting attended, with the exception of the chairman. The chairman of the audit committee receives $3,000 for each meeting attended and the chairman of the compensation committee; the nominating and corporate governance committee and the scientific advisory committee each receive $2,000 for each meeting attended. The executive session chairman receives an annual retainer of $10,000, payable quarterly. In addition, all members of the audit committee including the chairman receive a separate quarterly fee of $1,000 for their service on the audit committee. Total cash compensation paid to outside directors in 2008 was $335,500. No fees are paid for telephonic meetings scheduled to last less than one hour. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending board meetings in accordance with our policy.

        On February 6, 2009, our Board of Directors approved a 15% reduction in all meeting fees and annual retainers payable to our non-employee directors effective January 19, 2009. This reduction corresponds with the percentage reduction in the annual salaries for our chief executive officer and chief operating officer (as discussed in the Compensation Discussion and Analysis section).

        Newly elected non-employee directors are granted an initial restricted stock unit ("RSU") award for the number of shares determined by dividing $200,000 by the closing sales price per share of our common stock as reported on the Nasdaq Global Select Market as of the date of the first regular quarterly meeting of the compensation committee following the non-employee directors' initial election. Each RSU award shall vest 25% one year after the date the non-employee director is first elected to the Board of Directors and each anniversary thereafter, whereupon the RSU award shall be 100% vested on the fourth anniversary.

        On the first trading day of each fiscal year each non-employee director then serving will be granted an RSU award pursuant to the 2005 Equity Incentive Plan (the "2005 Plan"). Each RSU award shall be for the number of shares determined by dividing $100,000 by the closing sales price per share of our common stock as reported on the Nasdaq Global Select Market as of the date of grant. Each RSU award shall vest 100% after one year from the date of grant.

        The vesting of "stock awards" (which include RSU awards and other equity incentives that may be granted under the 2005 Plan) may be accelerated in full in the event of a Corporate Transaction. The term "Corporate Transaction" is defined in the 2005 Plan and includes transactions such as a sale of all of our assets, a sale of at least 90% of our outstanding stock or a merger, consolidation or similar transaction following which we are not the surviving corporation or following which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged into other securities, cash or other property.

        According to the terms of the Incentive Plan, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all stock awards outstanding under the Incentive Plan. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a stock award or substitute a similar stock award for only a portion of a stock award. With respect to stock awards that have not been assumed, continued or substituted and are held by non-employee directors whose continuous service has not terminated prior to the effective date of the Corporate Transaction, the vesting of stock awards shall be accelerated in full to a date prior to the effective date of the Corporate Transaction as determined by our Board of Directors (or, if our Board of Directors did not determine a date, to the date that is five days prior to the effective date of the Corporate Transaction), and the stock awards shall not terminate.

        For outstanding options that were granted under our 1996 Stock Option Plan, in the event of any change-in-control transaction involving us, each outstanding option would be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute the options, the non-employee director would have the right to exercise all of the option shares, including shares not otherwise exercisable. In such event, the plan administrator would notify the non-employee director that the option is fully exercisable for 15 days from the date of such notice and the option terminates upon expiration of such period.

COMPENSATION OF DIRECTORS

        The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2008.

Name	Fees earned or paid in cash ($)(1)	RSU awards ($)(2)	Total ($)
Charles J. Abbe	53,000	99,977	152,977
Edward H. Braun	36,500	99,977	136,477
Michael R. Gaulke	49,000	99,977	148,977
William G. Oldham	43,000	99,977	142,977
Peter J. Simone	59,000	99,977	158,977
Young K. Sohn	45,000	99,977	144,977
Jon D. Tompkins	50,000	99,977	149,977

    (1)
    Amounts shown include an annual retainer and fees for meetings held and attended by each non-employee director during 2008.

    (2)
    The number of RSUs awarded, in whole shares, was determined by dividing $100,000 by the closing price per share of our common stock as of the date of grant. In January 2008, each non-employee director received a 2,622 RSU award with a grant date fair value of $38.13 per share. Each RSU award vests 100% one year from the date of grant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis provides information regarding the 2008 compensation program for the principal executive officer, each person who served as the principal financial officer during 2008, and the other three executive officers who were the most highly compensated executives of Cymer, Inc. During 2008, these individuals were:

  •
  Robert P. Akins, our Chairman of the Board and Chief Executive Officer;

  •
  Edward J. Brown, Jr., our President and Chief Operating Officer;

  •
  Paul B. Bowman who joined us on May 19, 2008 as Vice President of Investor Relations and was appointed as our Interim Chief Financial Officer, Treasurer and Secretary on December 19, 2008;

  •
  Stephan D. Spiva, our Senior Vice President, Worldwide Services and Manufacturing Operations who retired from Cymer on January 5, 2009;

  •
  Rae Ann Werner, our Vice President, Corporate Controller, and Chief Accounting Officer; and

  •
  Nancy J. Baker, our former Senior Vice President, Chief Financial Officer, Treasurer and Secretary; whose employment with Cymer terminated on December 19, 2008.

        These executives were our named executive officers for 2008. As a result of the termination of Ms. Baker's employment as our chief financial officer on December 19, 2008, Mr. Bowman's May 2008 start date with Cymer and appointment to interim chief financial officer on December 19, 2008 and Mr. Spiva's retirement on January 5, 2009, information contained for each of these executive officers in the Compensation Discussion and Analysis and related tables that follow will vary, particularly as it relates to our incentive programs, depending on when their employment status with us changed and thus their eligibility to earn and receive payments and/or equity awards under each of our incentive plans.

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2008. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. The Compensation Discussion and Analysis analyzes how and why the compensation committee of our Board of Directors arrived at the specific compensation decisions for our executive officers, including the named executive officers, in 2008, including the key factors that the compensation committee considered in determining their compensation.

        In view of the ongoing global economic recession, the compensation committee reviewed our executive compensation program in January and February 2009 and, in conjunction with our cost reduction initiatives, approved the following changes to the 2009 compensation and benefit programs for our executive officers, including our named executive officers:

  •
  Reduced the annual base salaries of Messrs. Akins and Brown by 15% and Ms. Werner by 10% for 2009;

  •
  Eliminated the Short-Term Incentive Plan for 2009;

  •
  Reduced long-term incentive target values by 35% for participants in our long-term incentive program for 2009;

  •
  Changed the award mix for 2009 under our long-term incentive plan to consist of 50% RSU awards that vest over three years and 50% performance-based RSU awards; and

  •
  Suspended our matching contribution to the 401(k) plan for 2009.

Our Compensation Philosophy

        We operate in an industry that is both highly competitive and undergoing significant globalization. As a result, we have a high demand for qualified and experienced executives. Through our executive compensation program, we seek to attract and retain executives with the requisite knowledge, skills, experience, and integrity to manage our business, and to motivate and reward these individuals to achieve our strategic, operational, and financial objectives, while supporting our core values and culture. In so doing, we provide our executive officers with total compensation that we believe is competitive with other leading companies in our industry and reward performance as measured against the achievement of challenging business objectives. We also seek to align our executive officers' business objectives and financial interests with the long-term interests of our stockholders.

        To implement our executive compensation program, we employ a variety of compensation elements—base salary, annual cash incentives, long-term equity incentives, retirement, health and welfare benefits, and perquisites. Our executive compensation program also includes certain payments and benefits if an executive officer's employment is terminated following a change in control of Cymer.

        Further, to achieve our executive compensation objectives, our executive compensation decisions are influenced by the following principles:

  •
  Compensation should be related to performance.  We believe that a significant portion of an executive officer's total compensation should be tied not only to individual performance, but also to overall corporate performance as measured against strategic, operational, and financial objectives. During periods when our performance meets or exceeds established objectives, executive officers should be paid at or above the targeted levels. When our performance does not meet key objectives, incentive award payments, if any, should be less than target levels.

  •
  Incentive compensation should represent a large portion of an executive officer's total compensation.  We minimize the amount of fixed compensation paid to executive officers to reduce costs when our performance does not meet or exceed target levels. Further, the majority of an executive officer's total compensation should be in the form of short-term and long-term incentives, which are calculated and paid based primarily on our level of revenue and profitability. Accordingly, our executive officers are motivated to increase our profitability and stockholder return to earn their targeted compensation.

Our Compensation Setting Process

  Role of the Compensation Committee

        The compensation committee of our Board of Directors (the "Committee") oversees and determines executive compensation on behalf of the Board of Directors. The Committee currently consists of four independent directors: Messrs. Sohn, who is chairman, Braun, Tompkins, and Dr. Oldham. Among its duties, the Committee establishes our compensation philosophy and the framework for determining the compensation of our executive officers and, within that philosophy and framework, reviews, evaluates, and approves base salaries, annual and long-term incentives, and all other forms of compensation for these individuals.

        The Committee receives compensation recommendations and supporting data (as described below) on the compensation of our executive officers from its compensation consultant and the head of our Human Resources department, as well as performance evaluations and compensation recommendations for our executive officers (other than for himself) from Mr. Akins. In addition, the Committee members rely on their own personal experience with compensation practices through their involvement as either executives or directors of other companies. Historically, the Committee has made adjustments to our executive officers' base salaries, determined cash incentive payments, granted equity awards and established new annual and long-term performance objectives as part of our formal annual executive compensation review process. Generally, the Committee's process comprises two related elements: (i) the determination of compensation levels and (ii) the establishment of performance objectives for the current fiscal year.

        In the case of Mr. Akins, the evaluation of his performance is conducted by the Committee, which determines any adjustments to his base salary as well as cash incentive payments, equity awards to be granted and the performance objectives required to earn those awards. Mr. Akins is not permitted to participate in or be present during any deliberations or determinations of the Committee regarding his compensation or individual performance objectives.

        As part of its evaluation process, the Committee solicits the opinions of all members of our Board of Directors. As part of its considerations and deliberations on the compensation for all of our executive officers, including Mr. Akins, the Committee may review and consider such materials as it deems appropriate, as well as recommendations of the Committee's compensation consultant. Each executive officer performs an annual self-assessment to measure his or her performance against pre-defined objectives. This self-assessment is then reviewed with executive officers who are ranked at least one level higher and who have authority to approve and/or modify the self-assessment. Mr. Akins' self-assessment is reviewed by the Committee and other members of our Board of Directors. The Committee reviews the executive officer's final performance assessment as part of the annual compensation review and update.

        For more information on the Committee, please see "Proposal 1—Election of Directors—Information Regarding the Board of Directors and Its Committees."

Role of Compensation Consultant

        The Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant's reasonable fees and the other terms of its engagement. To assist it in establishing competitive total executive compensation in 2008, the Committee engaged Compensia, a national compensation consulting firm. At the Committee's request, during 2008 Compensia:

  •
  Evaluated the efficacy of our existing compensation strategy and structure in supporting and reinforcing our long-term strategic goals; and

  •
  Assisted in refining our compensation strategy and in developing and implementing a competitive executive compensation program to execute that strategy.

Competitive Positioning

        Each year, we benchmark the various compensation elements of our executive compensation program for our executives, based on compensation paid to executives of our peer companies disclosed below, as well as from compensation survey data of companies in our industry sector with comparable annual revenues. Due to the difficulty in identifying a suitable number of comparable executive positions at other companies within our peer groups, we typically use the peer group data along with the survey data to analyze the competitive market for our chief executive officer and chief financial officer positions, and we typically utilize only the industry sector survey data to analyze the competitive market for all our other executive positions.

        As part of its engagement, the Committee requested that Compensia review the comparative group of companies which we used and perform an analysis of competitive performance and compensation components and levels for those companies. This analysis was intended to assess the competitiveness of the compensation that we offer to our executive officers as compared to that offered to executives at companies with which we compete for talent. At the Committee's request, Compensia also met with the head of our Human Resources department and other members of senior management to better understand the labor markets in which we compete and to discuss design issues relating to our long-term incentive compensation plan.

        Compensia conducted its analysis using publicly-available executive compensation information for a group of 21 companies. These companies included semiconductor capital equipment companies either comparable to or larger than us as measured by revenue, market capitalization, business maturity, and general growth opportunities. The companies were broken into two groups for analytical purposes.

        The first group, which is our "core" group of peer companies, represents the companies we believe our executive compensation program for our chief executive officer and chief financial officer should meet or exceed for us to be in a position to competitively recruit and retain top talent for these positions. This core peer group included:

Advanced Energy Industries	FEI	Phototronics
Asyst Technologies	FLIR Systems	Varian Semiconductor Equipment
Axcelis Technologies	FormFactor	Veeco Instruments
Brooks Automation	MKS Instruments
Coherent	Newport

        As these companies are similar to us in terms of revenue and general business complexity and operation, the Compensia analysis included data on the base salary, annual cash incentive compensation, and aggregate equity award values provided by our core peer group to their chief executive and chief financial officers.

        The second group consisted of our "aspirational" peer companies. This group represents companies with which we aggressively compete for senior executive talent. This peer group included:

Agilent Technologies	Lam Research	Microchip Technology
Applied Materials	Leap Wireless International	Novellus Systems
KLA-Tencor	MEMC Electronic Materials

        These companies are much larger than us in terms of both revenue and market capitalization and are considered mature bellweathers for our industry, and are therefore used to benchmark only long-term incentive plan design (but not individual grant levels) for all our executives, including our named executive officers.

        In 2008, for all of our executive officers other than our chief executive officer and chief financial officer, Compensia conducted an analysis using survey data for base salary, annual cash incentives, and aggregate equity award values at companies in our industry sector and with comparable annual revenues to determine competitive pay levels for each executive position.

        Using this analysis, the Committee sought to target each individual compensation element for our executive officers, including the named executive officers, for 2008 at or above the 60th percentile of the comparable compensation element. The Committee determined that targeting each compensation element for our executive officers at or above the 60th percentile provided a greater incentive compensation opportunity for strong performance and enabled total compensation to be competitive with our peer groups. The Committee also evaluated the total compensation of our executive officers to ensure that it appropriately recognized each individual's position and role in the Company, scope of responsibility, experience, performance, and contributions.

Elements of Executive Compensation

        During 2008, our executive compensation program consisted of the following elements:

  •
  base salaries;

  •
  annual cash incentives;

  •
  long-term incentives;

  •
  retirement, health, and welfare benefits;

  •
  change in control benefits; and

  •
  perquisites and other benefits.

        The weighting of base salary versus incentive compensation (annual and long-term incentive awards) is dependant on the ranking of the executive officer. Consistent with our pay-for-performance philosophy, the higher the executive officer is ranked and the more such individual is responsible for influencing stockholder value, the higher the incentive components of compensation should be relative to base salary. For example, approximately 80% of the targeted total compensation awarded to Mr. Akins in 2008 was comprised of incentive compensation tied to the achievement of specific performance objectives. In the case of equity compensation, the targeted compensation level is subject to our overall dilution constraints.

Base Salaries

        We believe that the annual base salaries paid to our executive officers should be directly linked to both market competitive pay levels and the individual's performance. Base salary adjustments are made as part of the formal annual executive compensation review process conducted by the Committee at the beginning of each year. The Committee typically receives input from its compensation consultant as to the competitive base salary levels of similar executive positions at the companies represented in our core peer group and relevant survey data, as the case may be, and input from Mr. Akins on the performance and contributions of the other executive officers for the past year.

        We seek to provide our executive officers with a level of fixed cash compensation in the form of base salary commensurate with their professional status and accomplishment. Base salaries for our executive officers, including the named executive officers, are established by the Committee considering a number of factors, including the following:

  •
  Base salary is generally targeted at or above the 60th percentile of executive salaries as reflected by our core peer group and survey data, as the case may be, for identical or similar positions;

  •
  Base salary is determined based on job scope and responsibilities, past and current performance and contributions, and individual performance; and

  •
  For newly hired executive officers, base salary also reflects the results of individual negotiation and the then current market conditions at the time the individual is recruited.

        In February 2008, the Committee reviewed the annual base salaries for our executive officers and established the 2008 salaries for the named executive officers, Mr. Akins, Mr. Brown, Ms. Baker, Mr. Spiva, and Ms. Werner at $627,000, $486,000, $392,000, $324,000, and $251,212, respectively. The Committee decided to increase their base salaries from their 2007 levels by an average of 4.8% after considering the recommendations of Compensia and Mr. Akins (except with respect to his own base salary) to continue to reflect a level of base salary that is competitive to that offered by our core peer group to their executive officers or the relevant survey data, as the case may be, and to reward the individual achievements of the named executive officers in 2007. Mr. Bowman's annual salary was set at $310,000 effective December 19, 2008 upon being appointed interim chief financial officer by our Board of Directors.

Annual Cash Incentives

        We have used annual cash incentive awards to re-enforce our performance-based compensation philosophy. Under our Short-Term Incentive Plan ("STIP"), our executive officers have been eligible to receive performance-based annual cash incentives that are calculated as a percentage of their base salaries.

        Under the STIP, an executive officer's annual cash incentive award generally depends on two performance factors: (i) our overall financial performance as measured against specific revenue and operating income targets approved for the year by our Board of Directors and (ii) the executive officer's individual performance as measured against specific management-by-objective ("MBO") goals. The MBO goals for each executive officer were selected based on each individual executive's strategic, operational, and financial objectives for the year. For some of our executive officers, including

Messrs. Akins and Brown, 80% of their annual cash incentive award is tied to our overall financial performance and 20% is tied to their individual performance.

        The Committee determines the appropriate target value for the annual cash incentive award for each executive officer as part of its formal annual executive compensation review process. The Committee reviews and approves the specific performance metrics and target levels for each executive officer in the context of our total compensation philosophy and framework and with input from the compensation consultant on market trends and practices.

        Executive officers receive award payments under the STIP if we achieve a minimum of 80% of each of the revenue and operating income targets (after accounting for the expense of funding the payments) and if they achieve at least 60% of their MBO goals. The payment amounts are determined on a proportional basis up to a 100% performance achievement. If our performance exceeds 100% of either financial target, a 1.25 multiplier applies to the calculation of that component of the award payment. Award payments for the revenue measure have no maximum. Award payments attributable to the operating income performance measure may not exceed 200% of the potential award for that component.

        The portion of the award associated with an executive officer's individual performance is based upon each executive's annual performance review and his or her achievement of his or her pre-established MBO goals for the year, which are designed to be "stretch" goals. In the case of the named executive officers, these MBO goals are heavily tailored and weighted toward the operational performance of the executive officer given his or her broader corporate responsibility. In the event that an executive officer's performance exceeds the 60% minimum accomplishment level for payment, his or her actual award payment amount is determined on a proportional basis up to a maximum of 100% of the potential award. These MBO goals are reviewed and updated annually to reflect the changing nature of our business.

        Under the STIP, the annual cash incentive targets for the named executive officers for 2008, expressed as a percentage of his or her base salary, as well as the weighting of our and individual performance components, were as follows:

	Akins	Brown	Bowman	Baker	Spiva	Werner
Target Annual Incentive Bonus (as % of Base Salary)	120%	100%	50%	80%	70%	50%
Corporate Performance Component:
Revenue Results	40%	40%	35%	40%	35%	35%
Operating Income Results	40%	40%	35%	40%	35%	35%
Individual Performance Component	20%	20%	30%	20%	30%	30%

        We did not meet the 80% threshold performance level of our revenue and operating income targets for 2008. Consequently, no annual cash incentive payments will be made to our executive officers, including the named executive officers, for fiscal year 2008 performance.

Long-Term Incentives

        To further align the long-term interests of our executive officers, including the named executive officers, with the interests of our stockholders, each year we provide them with long-term incentives that, as described below, are payable in cash or equity. As with all of the elements of executive compensation, the Committee determines the appropriate target value for the long-term incentive compensation for each executive officer as part of its formal annual executive compensation review process. The Committee reviews and approves the target levels for each executive officer in the context of our total compensation philosophy and framework and with input from the compensation consultant and on market trends and practices.

  3-Year Bonus Program

        In March 2005, our Board of Directors approved our 3-Year Bonus Program. This cash compensation program replaced annual stock option grants to key employees following our decision to restrict the use of stock options significantly as a result of a change in the accounting standards for stock-based compensation. The potential bonuses payable under this program were accrued based upon a percentage of each participant's earned bonus under the annual cash incentive plan in place at the time and are payable three years after the bonus was accrued if the participant remains an employee. Potential bonuses were equal to a percentage of each executive officer's bonus earned under the annual cash incentive plan (100% in the case of Messrs. Akins and Brown and Ms. Baker and 50% in the case of Ms. Werner. Mr. Spiva and Mr. Bowman were not employed in 2005). This program was the principal long-term incentive plan that we used to attract, retain, and motivate our executive officers in 2005 and 2006.

        The total maximum annual aggregate amount that could be accrued under the 3-Year Bonus Program and the prior annual cash incentive plan combined was 15% of our earnings before interest, taxes, depreciation. and amortization ("EBITDA") for the same year. If the aggregate bonus amount under both bonus plans were to exceed this maximum, all individual bonus awards were to be decreased on a prorated basis to remain at 15% of EBITDA for that year.

        Through the end of 2008, the following amounts had been accrued but not yet paid for 2005 awards under the 3-Year Bonus Program for Messrs. Akins and Brown and Ms. Werner: $287,404, $64,572, and $21,479, respectively. As provided under the terms of the program, we paid these awards to our executive officers, including the participating named executive officers, in January 2009.

        Through the end of 2008, the following amounts had been accrued but not yet paid for 2006 awards under the 3-Year Bonus Program for Messrs. Akins and Brown and Ms. Werner: $853,220, $531,018, and.$76,887, respectively. As provided under the terms of the program, we will not pay these award amounts to our executive officers unless they remain employed by us through January 2010.

        Ms. Baker did not receive any award under the 3-Year Bonus Program as a result of the termination of her employment on December 19, 2008.

  Long-Term Incentive Plan for 2007

        In 2007, the Committee replaced the 3-Year Bonus Program with the 2007 Long-Term Incentive Plan (the "2007 LTIP"). This plan, which became effective on January 1, 2007, was adopted by the Committee to further improve the alignment of our executive officers' and stockholders' interests in creating long-term value. Based on data from our peer groups and assisted by the compensation consultant, the Committee determined that our long-term incentive plan should contain an equity component that would further align with the competitive pay practices of our peer groups.

        As a result, the target value of our 2007 LTIP awards was to be delivered half in cash and half in the form of service-based RSUs. The Committee believed that this mix of cash and RSUs created an effective tool for incentivizing and retaining those executive officers who are most responsible for influencing stockholder value.

        The 2007 LTIP awards made to our executive officers, including the named executive officers, were payable based on our overall financial performance as measured against specific revenue and operating income targets, as well as an executive officer's individual performance as measured against his or her specific MBO goals.

        Executive officers were eligible to receive payouts under the 2007 LTIP if we achieved a minimum of 80% of our revenue target and 65% of our operating income target, and if they achieve at least 60% of their MBO goals.

        Under the 2007 LTIP, the target award payouts for the named executive officers, as well as the weighting of Cymer and individual performance components, were as follows:

	Akins	Brown	Baker	Spiva	Werner
Target 2007 LTIP(1)	$850,000	$650,000	$580,000	$250,000	$100,000
Cash	$425,000	$325,000	$290,000	$125,000	$50,000
RSUs(2)	9,535	7,291	6,506	2,804	1,121
Financial Components:
Revenue Results	40%	40%	40%	35%	35%
Operating Income Results	40%	40%	40%	35%	35%
Individual Performance Component (MBOs)	20%	20%	20%	30%	30%
Above Plan Performance Multiplier(3)	300%	300%	250%	250%	200%

(1)
The target award levels for each named executive officer represent the 2007 LTIP awards that would be payable assuming that 100% of Cymer and individual performance target levels were achieved. These amounts were determined on a proportional basis up to target performance achievement.

(2)
The number of shares subject to the target RSUs was determined by dividing the value of the cash portion of the target award by $44.57, the closing market price of our common stock as reported on Nasdaq Global Select Market on April 16, 2007, and rounding down to the nearest whole number of shares.

(3)
Under the 2007 LTIP, each named executive officer's award could have exceeded his or her stated target level if our financial performance exceeded 100% of the financial targets in the business plan. In this situation, the above plan performance multiplier would have been applied to both the cash and the RSU portions of the award. As with all our components of executive compensation, these performance multipliers are consistent with the practices of our peer groups.

        Following the end of 2007, the Committee evaluated our performance against the pre-established financial performance measures, as well as each named executive officer's performance against his or her MBO goals, and determined the following amounts of each individual's 2007 LTIP award:

Name	Cash Award	RSUs
Robert P. Akins	$380,687	8,541
Edward J. Brown, Jr.	$291,114	6,531
Stephan D. Spiva	$111,471	2,501
Rae Ann Werner	$45,901	1,029

        The cash portion of the 2007 LTIP award will be paid in three equal annual installments in January 2009, 2010, and 2011, and the RSU portion of the 2007 LTIP award will vest in three equal annual installments on or around each of the dates that the related cash installments are payable, provided that the executive officer is actively employed by us on such dates. Messrs. Akins, Brown and Spiva and Ms. Werner received the 2009 installment of the cash portion and had one third of their RSUs vest in January 2009. Since Mr. Spiva retired in January 2009, he will not receive any further cash awards or have any additional vesting on the RSUs granted to him pursuant to the 2007 LTIP. Ms. Baker did not receive any award under the 2007 LTIP as a result of the termination of her employment on December 19, 2008. Mr. Bowman was not employed by us in 2007 and is not eligible to receive awards under the 2007 LTIP.

  Long-Term Incentive Program for 2008

        In October 2007, the Committee adopted the 2008 Long-Term Incentive Plan (the "2008 LTIP"), effective January 1, 2008. Our executive officers, including the named executive officers, were eligible to participate in the 2008 LTIP. The Committee set the target levels for the 2008 LTIP awards based on:

  1.
  An analysis of the aggregate values of the long-term incentive awards being offered by the companies in our core peer group;

  2.
  Shareholder dilution concerns;

  3.
  The Statement of Financial Accounting Standards ("SFAS") No.123(R) expense according to our operating budget; and

  4.
  The recommendations of our compensation consultant.

        The target value of our 2008 LTIP awards is payable entirely in equity, with half to be awarded in the form of performance-based restricted stock units ("PRSUs") and half to be awarded in the form of service-based stock options. The Committee believed that this mix of PRSUs and stock options further enhances the alignment of the interests of our executive officers who are most responsible for influencing stockholder value with the interests of our stockholders.

        The portion of the target value consisting of PRSUs is subject to vesting following a three-year performance period that commenced on January 2, 2008, the date of grant (the "three-year performance period"). Vesting is based entirely on our revenue growth and on our net income as a percentage of revenue relative to our core and aspirational peer groups over the three-year performance period. The number of PRSUs that will vest is subject to downward adjustment if an executive officer fails to meet 100% of his or her individual MBO goals during the three-year performance period as determined by the Committee for Mr. Akins and by Mr. Akins for the other executive officers.

        The number of shares that will vest under each PRSU award is determined based on our ranking relative to the core and aspirational peer groups with respect to each of the two specified financial metrics as follows:

Percent Rank vs. Peers	Percent of Target Award Vesting(1)
<40th Percentile	0%
40th - 50th Percentile	50%
50th - 60th Percentile	75%
60th - 70th Percentile	100%
70th - 80th Percentile	125%
80th - 90th Percentile	150%
Greater than 90th Percentile	200%

    (1)
    If the percentage is greater than 100%, the Committee will grant additional vested PRSUs to achieve the applicable level of vesting.

        The portion of the target award consisting of stock options was granted on January 2, 2008, and will vest over a four-year period based on the executive officer's continued employment through the applicable vesting dates.

        The 2008 LTIP target amounts for our named executive officers were as follows:

		Components of Target Award Value
Name	Target LTIP Award Value(1)	Stock Options(2)	PRSUs(3)
Robert P. Akins	$1,800,000	69,345	22,480
Edward J. Brown, Jr.	$1,350,000	52,005	16,860
Paul B. Bowman(4)	$45,600	—	1,550
Stephan D. Spiva	$350,000	13,485	4,370
Rae Ann Werner	$200,000	7,710	2,500
Nancy J. Baker(5)	$960,000	36,975	11,990

    (1)
    These target award amounts are based on the assumption that (i) our revenue growth and net income as a percentage of revenue for the three-year performance period will fall within the 60th - 70th percentile of the relative performance for those metrics by our core and aspirational peer groups and (ii) each named executive officer will achieve 100% of his or her individual MBO goals over the three-year performance period. In the event that our actual financial performance exceeds the performance of our peers and a named executive officer achieves 100% of his or her MBO goals, his or her actual award amount may be increased by a multiplier of up to 200%.

    (2)
    The number of shares subject to stock options was determined by dividing 50% of the target dollar value of each 2008 LTIP award by the Black-Scholes value on December 14, 2007, rounding such number to the nearest 10 shares, and multiplying that result by 1.5.

    (3)
    The number of shares subject to PRSUs was determined by dividing 50% of the target value of each 2008 LTIP award by the average stock price for the 60 days immediately preceding December 14, 2007 as reported on the Nasdaq Global Select Market and rounding down to the nearest whole number of shares.

    (4)
    Mr. Bowman's LTIP award reflects the prorated PRSU grant he received when he joined us in May 2008 and is generally consistent with the size of awards received by other executives hired in 2008.

    (5)
    Ms. Baker's 2008 LTIP awards expired unvested as a result of the termination of her employment on December 19, 2008.

Equity Award Grant Policy

        We have a policy which has been approved by the Board of Directors and is applicable to all equity awards granted by the compensation committee, including awards to executive officers. Under this policy, equity awards are granted generally only at the regularly scheduled meetings of the Committee held in conjunction with the quarterly meetings of our Board of Directors. The exercise price of stock options granted by the Committee are priced using the closing market price of our common stock on the date the Committee approved the grant. We have not attempted to coordinate equity awards with the release of material non-public information in the past, and under our policy, have expressly prohibited such a practice.

        In general, we grant stock options to our newly hired executive officers as an incentive to commence employment. In determining the number of options to be granted to newly hired executive officers, we take into consideration the individual's position, scope of responsibility, ability to affect profits and stockholder value, and the value of stock options in relation to other elements of total compensation. We also look at external factors such as current market conditions for executive employees and competitive peer or survey data, as applicable to the position, to determine the number and value of shares to be granted. We also engage in direct negotiations with the candidate over the terms of employment, including the size of the stock option to be granted if the candidate accepts our offer of employment. For LTIP awards, the type of award and number of shares to be granted and the applicable vesting period is determined as described above. Because we regularly grant equity awards under our LTIP, we generally do not grant additional discretionary equity incentive awards to our executive officers following their commencement of employment. Awards of stock options and other equity awards are intended to align the interests of our executives with the interests of our stockholders through stock ownership, increase the reward to our executives when our stock price increases, and serve as a retention tool for our executives.

Stock Ownership Policy for Certain Executive Officers

        Our Board of Directors believes that it is in the best interest of Cymer and its stockholders to require our chief executive officer, chief operating officer, and chief financial officer to have ownership stakes that align the interests of these executives who are most responsible for influencing stockholder value with the interests of our stockholders. Our policy requires that within five years after the date on which an individual is first appointed to any of the following positions, such individual must hold not less than the number of shares of common stock specified below:

Chief Executive Officer	15,000 shares
Chief Operating Officer	10,000 shares
Chief Financial Officer	10,000 shares

        For the purposes of determining whether the executive officer meets the applicable stock ownership requirements, shares of common stock subject to vested stock options and RSU awards held by such individual are counted as owned. As of December 31, 2008, Messrs. Akins and Brown met the applicable stock ownership requirements. Mr. Bowman has until December 19, 2013 to meet the stock ownership requirement applicable to him.

Retirement, Health, and Welfare Benefits

        Employee Savings Plan.    We maintain a 401(k) plan that allows participating employees to contribute a percentage of their base salary, subject to annual Internal Revenue Service limits. The plan is available to substantially all full-time U.S. employees, including our executive officers. We match $1.25-for-$1.00 for a participating employee's 401(k) contribution up to 4% of his or her compensation, but not to exceed $5,000 per year. The amounts we contribute vest annually over a three year period based on the employee's date of hire. In 2008, we contributed $5,000 to the 401(k) accounts of each of the named executive officers, however as mentioned previously, we have suspended our 401(k) matching program for 2009.

        Executive Deferred Compensation Plan.    We maintain an executive deferred compensation plan for certain management level employees in which they may elect to defer receipt of current compensation to provide retirement and other benefits on behalf of such employees. This plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code. The plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974 ("ERISA"). Beginning in 2001, we purchased company owned life insurance to finance this plan. Currently, the plan allows eligible participants to defer receipt of base salary and annual cash incentive payments. In prior years, the plan also allowed deferral of the cash portion of the three-year and long-term incentive bonus payments. We do not provide a match on executive deferrals under this plan. We maintain this plan for the purpose of providing a competitive benefit allowing our executive officers, including the named executive officers, an opportunity to defer income tax payments on their cash compensation. Currently, we have approximately 25 employees eligible for this plan, totaling less than 5 percent of the U.S. employee population, with approximately 40% of the eligible employees participating in the plan.

        Officer Retirement Program.    We maintain an executive option and health coverage extension program for our executive officers who voluntarily retire while in good standing with us. We provide this program as a retention device and in order to reward our executive officers who have provided us with services over a significant number of years. We do not provide significant cash benefits under this program because we intend that the benefits provided under our 401(k) plan, the deferred compensation plan, and the benefits provided under our long-term incentive plans will provide a significant source of retirement income for our executive officers.

        The only named executive officer who is currently eligible for this program is Mr. Akins. See the discussion below under "Potential Payments Upon Qualifying Retirement Terminations" for a more detailed description of the material terms of this program.

  Change in Control Benefits

        The Committee believes that to continue to retain the services of our executive officers and focus their efforts on stockholder interests when considering strategic alternatives, it is important to provide them with some income and benefit protection against their potential loss of employment in connection with a change in control. Accordingly, we only provide for such benefits if their employment terminates in connection with a change in control event because we believe that our executive officers are materially harmed only if a change in control results in their reduced responsibilities, compensation, or involuntary loss of employment. Relative to our overall value, these potential benefits are relatively minor.

        We have entered into employment agreements with Messrs. Akins and Brown, and Ms. Werner, and certain other executive officers which entitle each individual to certain payments and benefits in the event his or her employment is involuntarily terminated other than for cause or are constructively terminated upon or within 18 months after a change in control. The executive officers are also entitled to similar benefits if he or she voluntarily resigns for any reason within the 30-day period beginning one year after a change of control. A mechanism is provided in each agreement to limit payments in the event they would result in the levy of an excise tax under Section 4999 of the Internal Revenue Code. Please see the discussion below under "Potential Payments Upon Qualifying Change in Control Related Terminations" for a more detailed description of the material terms of our change in control benefits.

  Perquisites and Other Benefits

        We also provide benefits to our executive officers, including the named executive officers, that are generally available to all of our employees, including participation in group life, health, dental, and vision insurance plans. In addition to these company-wide benefits, we provide our executive officers with certain additional benefits that we believe reflect market standards and are reasonable and necessary to attract and/or retain these individuals and, in the case of the financial advisory services, allow them to realize the full benefit of the other elements of compensation we provide. Our executive officers are eligible to participate in a group long term disability insurance plan and receive comprehensive financial planning services that are not generally available to our other employees.

Regulatory Considerations

        Certain tax and accounting requirements may influence the design and operation of our executive compensation program.

  Section 162(m)—Deductibility of Remuneration in Excess of $1 Million

        Section 162(m) of the Internal Revenue Code limits the amount that we may deduct as compensation expense for federal income tax purposes with respect to the remuneration paid to our chief executive officer and each of the four other most highly-compensated executive officers to $1 million per person per year. There are certain exemptions to this deduction limit, including an exemption for remuneration that qualifies as "performance-based compensation" (that is, compensation that is payable solely upon the achievement of objective performance criteria).

        We structure our executive compensation program to maximize the deductibility of the remuneration paid to the named executive officers to the extent that the compensation committee believes that doing so is in Cymer's best interest. Consequently, our incentive compensation plans have been designed to permit the Committee to grant stock options and other awards which will qualify as "performance-based compensation" under Section 162(m).

        While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. However, the compensation committee may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract and retain key executive officers.

  Section 409A—Treatment of Nonqualified Deferred Compensation

        Section 409A of the Internal Revenue Code requires that amounts that qualify as "nonqualified deferred compensation" satisfy certain requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. We intend to administer our executive compensation program and design individual compensation elements, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe we are currently executing such plans and arrangements in compliance with Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

  SFAS 123(R)—Valuation of Share-Based Compensation

        The Compensation Committee takes accounting implications and rules into account in designing compensation plans and arrangements for our executive officers and other employees. One of the accounting rules that directly impacts employee compensation expense is SFAS 123(R), the standard which governs the accounting treatment of stock-based compensation. Among other things, SFAS 123(R) requires us to record compensation expense in our statements of income for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date fair value of the equity awards granted and, in most cases, will be recognized ratably over the award's requisite service period (which, generally, will correspond to the award's vesting schedule).

Compensation of Executive Officers

        The employment agreements with certain of our named executive officers provide for an annual base salary. These base salaries are reviewed by the compensation committee at least annually. The compensation committee may, at its discretion, increase the base salary but not decrease the base salary below the amount in the respective employment agreement. For further details of our executive compensation programs, see "Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation."

        Compensation awarded or paid to, or earned by, our chief executive officer, our former chief financial officer, our interim chief financial officer and our other three most highly compensated executive officers, whom we refer to as our "named executive officers," for the years ended December 31, 2008, 2007 and 2006 is included in the table below. As permitted by the SEC rules, we have not included in this table the amounts paid by us for perquisites and other personal benefits unless the aggregate amount of such compensation is equal to or greater than $10,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (loss)(4) ($)	All Other Compensation(8) ($)	Total ($)
Robert P. Akins,	2008	626,377	—	238,589	241,297	414,300	(185,277)	23,523	1,358,809
Chairman of the Board of	2007	599,039	—	95,168	149,511	643,896	95,747	17,183	1,600,544
Directors and Chief	2006	548,077	—	—	388,315	853,220	103,124	17,523	1,910,259
Executive Officer
Nancy J. Baker(5)	2008	391,608	—	—	12,429	—	(33,811)	22,781	393,007
Former Senior Vice President	2007	374,039	—	65,518	61,053	270,425	16,213	16,441	803,689
and Chief Financial Officer	2006	324,038	—	—	159,821	332,193	12,523	16,038	844,613
Paul B. Bowman(6)	2008	134,135	—	5,748	28,615	—	—	5,963	174,461
Interim Chief Financial Officer, Vice President of Investor Relations
Edward J. Brown, Jr.	2008	485,515	—	180,336	819,989	161,610	—	32,649	1,680,099
President and Chief	2007	463,942	—	72,772	1,210,481	415,569	—	9,619	2,172,383
Operating Officer	2006	409,327	—	—	2,197,346	531,018	—	9,619	3,147,310
Stephan D. Spiva(7)	2008	323,677	—	27,842	297,771	37,157	—	9,794	696,241
Former Senior Vice	2007	305,878	—	27,869	256,348	190,940	—	8,553	789,588
President, Worldwide Service and Manufacturing Operations
Rae Ann Werner	2008	250,962	—	29,251	30,553	36,779	—	21,044	368,589
Vice President, Corporate	2007	239,844	—	11,466	35,836	134,775	—	14,657	436,578
Controller and Chief Accounting Officer	2006	211,365	—	—	110,748	153,774	—	18,608	494,495

(1)
These amounts reflect the actual amount realized for 2008 and 2007 in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Ms. Baker forfeited 5,880 RSUs upon termination of employment on December 19, 2008. For additional information on the valuation assumptions underlying the value of these awards, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2008 Annual Report on Form 10-K in the Notes to the Consolidated Financial Statements, Note 10, "Stockholder's Equity."

(2)
These amounts include stock-based compensation expense recognized for financial accounting purposes using the straight-line method in accordance with SFAS No. 123(R). Amounts include compensation costs recognized in 2008, 2007 and 2006 with respect to awards granted in prior fiscal years. No stock option grants were made to any of our named executive officers in 2007 or 2006. Pursuant to SEC rules, the amounts shown here exclude the impact of estimated forfeitures related to service-based vesting conditions. Ms. Baker forfeited 37,085 stock options upon termination of employment on December 19, 2008. For additional information on the valuation assumptions underlying the value of these awards, see Part II, Item 8 "Financial Statements and

  Supplementary Data" of our 2008 Annual Report on Form 10-K in the Notes to the Consolidated Financial Statements, Note 10, "Stockholder's Equity."

(3)
Amounts shown for 2008 include amounts due in 2008 which were paid in early 2009 under the 2007 LTIP: Mr. Akins $126,896; Mr. Brown $97,038; Mr. Spiva $37,157; Ms. Werner $15,300. Amounts shown for 2008 also include amounts due in 2008 which were paid in early 2009 under the 3-Year Bonus Program for 2005: Mr. Akins $287,404; Mr. Brown $64,572 and Ms. Werner $21,479. Amounts shown for 2007 are bonuses earned in 2007 under the STIP which were paid in early 2008. Amounts shown for 2007 also include $24,684 earned in 2007 under the 3-Year Bonus Program for 2005 which were paid to Ms. Werner in early 2008. Amounts shown for 2006 are bonus earned in 2006 under the Incentive Bonus Program ("IBP"). Under the IBP, our Board of Directors approved a special multiplier of up to 2x applicable to bonuses that our chief executive officer, chief financial officer and chief operating officer were eligible to receive if certain revenue levels were achieved in 2006. The actual revenue for 2006 resulted in a 1.5x multiplier to the financial components of the chief executive officer, chief financial officer and chief operating officer bonus awards under the IBP.

(4)
Amounts include the aggregate loss in 2008 and aggregate earnings in 2007 and 2006 for Mr. Akins and Ms. Baker which are based upon investment results of participant selected phantom investment alternatives that track the actual performance of various market investments. Messrs. Brown, Bowman and Spiva and Ms. Werner were not participants in the nonqualified deferred compensation plan during 2008, 2007 or 2006.

(5)
On December 12, 2008, we entered into a Separation Agreement with Ms. Baker, whereby she resigned as an employee effective December 19, 2008. The Separation Agreement is described in the section entitled "Separation Agreement."

(6)
On December 19, 2008, our Board of Directors appointed Mr. Bowman as our interim chief financial officer, treasurer and secretary. Mr. Bowman joined us as Vice President of Investor Relations on May 19, 2008.

(7)
Mr. Spiva retired as of January 5, 2009. Mr. Spiva was not a named executive officer for the year ended December 31, 2006; therefore compensation information is not included for him for 2006.

(8)
Includes all other compensation as follows:

DETAIL OF ALL OTHER COMPENSATION

Name	Year	Matching 401(k) Contributions ($)	Life Insurance Premiums ($)	Financial Planning Services ($)(1)	Disability Income Protection ($)(2)	Total ($)
Robert P. Akins	2008	5,000	1,282	14,970	2,271	23,523
	2007	5,000	1,282	8,630	2,271	17,183
	2006	5,000	1,282	8,970	2,271	17,523
Nancy J. Baker	2008	5,000	1,282	14,970	1,529	22,781
	2007	5,000	1,282	8,630	1,529	16,441
	2006	5,000	1,229	8,280	1,529	16,038
Paul B. Bowman	2008	5,000	963	—	—	5,963
Edward J. Brown, Jr.	2008	5,000	1,282	23,030	3,337	32,649
	2007	5,000	1,282	—	3,337	9,619
	2006	5,000	1,282	—	3,337	9,619
Stephan D. Spiva	2008	5,000	1,282	—	3,512	9,794
	2007	5,000	1,282	—	2,271	8,553
Rae Ann Werner	2008	5,000	1,074	14,970	—	21,044
	2007	5,000	1,027	8,630	—	14,657
	2006	5,000	858	12,750	—	18,608

(1)
We provide our executive officers with comprehensive financial counseling services to include the following core disciplines:

•
Optimal utilization and integration of our plan benefits;

•
Capital accumulation and investment planning;

•
Short-term/retirement cash-flow planning;

•
Income tax forecasting and tax return preparation;

•
Estate planning; and

•
Life, disability and property/casualty insurance planning

  We pay 100% of these benefits. The value of these services is reported as income to the executive officer. Messrs. Bowman and Spiva did not participate in this program.

(2)
We provide group long term disability ("LTD") coverage to replace 50% of the executive officer's base annual salary up to $13,000 per month. In addition, we provide executive officers who are at a senior vice president level or above with a supplemental individual disability plan. This plan may provide up to an additional 10% of income replacement while the executive officer is disabled not to exceed 60% of monthly base earnings when combined with the group LTD coverage. Amounts vary by individual and any benefit amounts that would exceed $5,000 per month are subject to individual underwriting and approval by the insurance carrier.

  Benefits under the group and individual policies begin after a 90 day elimination period and continue as long as the executive officer remains disabled from performing the duties of his or her own occupation until age 65. While we pay the monthly premiums for both the group and individual policies, premiums are subsequently taxed as imputed income to the executive. Benefits received under these policies are not taxable to the executive officer. Mr. Bowman and Ms. Werner were not eligible to participate in this program.

GRANTS OF PLAN-BASED AWARDS

        The following table shows certain information regarding grants of plan-based awards to our named executive officers. The amounts included in the table below represent those that were granted under our LTIP during the year ended December 31, 2008. For further details of our non-equity incentive compensation programs, see "Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation."

				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Target (#)	Maximum (#)
Robert P. Akins	(1) 1/2/08	22,480	44,960			857,162
	(2) 1/2/08			69,345	38.13	840,489
Nancy J. Baker	(1) 1/2/08	11,990	23,980	36,975	38.13	457,179
	(2) 1/2/08					448,152
Paul B. Bowman	(1) 5/21/08	1,550	3,100			45,601
	(3) 5/21/08			20,000	29.42	186,380
Edward J. Brown, Jr.	(1) 1/2/08	16,860	33,720			642,872
	(2) 1/2/08			52,005	38.13	630,321
Stephan D. Spiva	(1) 1/2/08	4,370	8,740			166,628
	(2) 1/2/08			13,485	38.13	163,444
Rae Ann Werner	(1) 1/2/08	2,500	5,000			95,325
	(2) 1/2/08			7,710	38.13	93,448

(1)
Amounts shown reflect PRSU awards subject to vesting based on our performance over a three-year performance period under the 2008 LTIP. For further details on these awards, see "Executive Compensation—Comparative Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program for 2008." These PRSU awards were granted from our 2005 Plan.

(2)
Amounts represent stock options granted under the 2008 LTIP.

(3)
Amounts represent stock options granted to Mr. Bowman upon being hired in May 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table contains certain information with respect to the value of all unexercised options and unvested awards previously awarded to our named executive officers as of December 31, 2008:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Robert P. Akins	125,000	(2)	—		38.63	12/15/2009	—		—
	20,111	(3)	—		27.00	4/24/2011	—		—
	21,079	(3)	—		25.76	7/2/2011	—		—
	20,314	(3)	—		26.73	12/31/2011	—		—
	11,031	(3)	—		50.15	4/1/2012	—		—
	17,473	(2)	—		31.66	7/1/2012	—		—
	15,998	(2)	—		34.58	1/2/2013	—		—
	23,283	(2)	—		23.76	4/1/2013	—		—
	17,342	(2)	—		31.90	7/1/2013	—		—
	3,377	(2)	—		39.81	10/1/2013	—		—
	12,724	(2)	—		45.27	1/2/2014	—		—
	9,144	(2)	—		39.37	4/1/2014	—		—
	10,112	(2)	—		35.60	7/1/2014	—		—
	12,051	(2)	—		30.87	10/1/2014	—		—
	13,216	(2)	282	(2)	27.56	1/3/2015	8,541	(5)	187,133
	—		69,345	(2)	38.13	1/2/2018	22,480	(6)	492,537
Nancy J. Baker	1	(2)	—		21.00	3/4/2009	—		—
	1	(2)	—		38.63	12/15/2009	—		—
	18,250	(2)			37.00	6/8/2010	—		—
	22,596	(2)	—		23.92	7/10/2011	—		—
	4,255	(2)	—		50.15	4/1/2012	—		—
	6,740	(2)	—		31.66	7/1/2012	—		—
	6,171	(2)	—		34.58	1/2/2013	—		—
	8,981	(2)	—		23.76	4/1/2013	—		—
	7,602	(2)	—		31.90	7/1/2013	—		—
	2,246	(2)	—		39.81	10/1/2013	—		—
	5,484	(2)	—		45.27	1/2/2014	—		—
	3,889	(2)	—		39.37	4/1/2014	—		—
	4,082	(2)	—		35.60	7/1/2014	—		—
	4,545	(2)	—		30.87	10/1/2014	—		—
	5,163	(2)	—		27.56	1/3/2015	—		—
Paul B. Bowman	—		20,000	(2)	29.42	5/21/2018	1,550	(6)	33,961
Edward J. Brown, Jr.	203,123	(2)	46,877	(2)	33.57	9/6/2015	6,531	(5)	143,094
			52,005	(2)	38.13	1/2/2018	16,860	(6)	369,403
Stephan D. Spiva(8)	32,291	(2)	17,709	(2)	48.73	5/17/2016	2,501	(5)	54,797
	—		13,485	(2)	38.13	1/2/2018	4,370	(6)	95,747
Rae Ann Werner	3,000	(4)	—		38.63	12/15/2009	—		—
	8,000	(2)	—		37.00	6/8/2010	—		—
	1,010	(3)	—		26.73	12/31/2011	—		—
	603	(3)	—		50.15	4/1/2012	—		—
	955	(2)	—		31.66	7/1/2012	—		—
	329	(2)	—		19.57	10/1/2012	—		—
	16,284	(2)	1	(2)	34.58	1/2/2013	—		—
	391	(2)	1	(2)	30.97	2/5/2013	—		—
	1,271	(2)	2	(2)	23.76	4/1/2013	—		—
	3,895	(2)	2	(2)	31.90	7/1/2013	—		—
	2,995	(2)	—		39.81	10/1/2013	—		—
	2,690	(2)	—		45.27	1/2/2014	—		—
	2,121	(2)	—		39.37	4/1/2014	—		—
	2,361	(2)	—		35.60	7/1/2014	—		—
	2,708	(2)	—		30.87	10/1/2014	—		—
	2,986	(2)	64	(2)	27.56	1/3/2015	1,029	(5)	22,545
	—		7,710	(2)	38.13	2/2/2018	2,500	(6)	54,775

(1)
The expiration date of each stock option occurs ten years from the date of grant.

(2)
Stock options vest four years from the grant date.

(3)
Stock options vest one year from the grant date.

(4)
Stock options vest two years from the grant date.

(5)
These shares represent RSU awards outstanding at December 31, 2008 under our 2007 LTIP.

(6)
These shares represent PRSU awards outstanding at December 31, 2008 under our 2008 LTIP.

(7)
The market value amount is calculated based on the closing price of our common stock, $21.91 at December 31, 2008.

(8)
Mr. Spiva retired on January 5, 2009. In accordance with the terms of his equity awards, Mr. Spiva's vested options will expire on April 5, 2009 if not sooner exercised. One third of Mr. Spiva's RSUs under the 2007 LTIP vested prior to the termination of his employment and 834 shares were issued to him in January 2009. The balance of his RSUs did not vest and have been forfeited.

OPTIONS EXERCISED AND STOCK VESTED

        There were no stock option exercises, by any of our named executive officers in 2008.

NONQUALIFIED DEFERRED COMPENSATION

        The following table summarizes activity for the fiscal year ended December 31, 2008 for our named executive officers and their participation in the nonqualified deferred compensation plan. For further details regarding the plan see "Executive Compensation—Compensation Discussion and Analysis—Retirement, Health, and Welfare Benefits."

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Losses in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert P. Akins	—	—	(185,277)	—	2,237,481	(2)
Nancy J. Baker	—	—	(33,811)	(13,246)	417,858	(3)
Paul B. Bowman(4)	—	—	—	—	—
Edward J. Brown, Jr.(5)	—	—	—	—	—
Stephan D. Spiva(5)	—	—	—	—	—
Rae Ann Werner(5)	—	—	—	—	—

(1)
Losses are based on the investment results of phantom investment alternatives selected by the individual participant that track the actual performance of various market investments. Phantom fund selections may be changed by the individual once per year.

(2)
$1,992,984 of such amount was previously reported in the Summary Compensation Table for prior years, and the remaining $429,774 represents the aggregate earnings on such amounts.

(3)
$424,088 of such amount was previously reported in the Summary Compensation Table for prior years, and the remaining $40,827 represents the aggregate earnings on such amounts.

(4)
Mr. Bowman was not eligible to participate in the deferred compensation plan in 2008.

(5)
These individuals were eligible but did not participate in the deferred compensation plan in 2008.

POTENTIAL PAYMENTS UPON QUALIFYING CHANGE IN CONTROL RELATED TERMINATIONS

        We enter into employment agreements with certain of our executive officers which include change in control termination provisions. The executive officer will not be entitled to receive any severance or other benefits pursuant to the agreement if the board of directors, as constituted prior to the change in control, determines that the executive officer was demoted to a position not eligible for an employment agreement as of the effective date.

        In the event that severance benefits are triggered, Messrs. Akins and Brown are entitled to receive the following for 24 months and Ms. Werner is entitled to receive the following for 12 months.

  •
  a continuation of his or her monthly base compensation as well as monthly payments equivalent to 1/36 of the aggregate amounts of his or her bonus amounts for the prior three years;

  •
  a continuation of medical benefits.

        Additionally, in the event that severance benefits are triggered, the eligible individuals will also receive the following benefits:

  •
  a percentage of the cash bonus, excluding the 3-Year Bonus Program and the 2007 LTIP, that would otherwise be payable for the year of termination based on the number of days during the year in which the individual was employed by us;

  •
  the unvested portion of any cash bonus accrued for the officer under the 3-Year Bonus Program, and the 2007 LTIP shall vest and become payable in full in a lump sum; and

  •
  accelerated vesting of all unvested stock options and other equity awards.

        A "change in control" means:

  •
  the acquisition by a person or entity of 50% of voting power of our outstanding securities;

  •
  a change in the composition of the board of directors within a two-year period as a result of which fewer than a majority of the directors are persons who were either our directors on the date of the respective agreement or who were elected or nominated by a majority of such persons; or

  •
  a merger resulting in a 50% or greater change in voting power of our outstanding securities.

        In the event of a qualifying termination of employment in connection with a change in control, certain of our named executive officers included in our Summary Compensation Table are entitled to receive the following benefits assuming the triggering event took place on December 31, 2008.

Name	Term of Payout in Months	Base Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Equity Awards ($)(3)	Benefits ($)(4)	Total ($)
Robert P. Akins	24	2,528,280	1,107,012	821,513	13,338	4,470,143
Nancy J. Baker(5)	—	—	—	—	—	—
Paul B. Bowman(6)	—	—	—	—	—	—
Edward J. Brown, Jr.	24	1,710,792	725,093	802,675	43,988	3,282,548
Stephan D. Spiva(6)	—	—	—	—	—	—
Rae Ann Werner	12	359,652	107,488	93,109	12,742	572,991

(1)
Amounts include the continuation of monthly base compensation as well as monthly payments equivalent to 1/36 of the aggregate bonus amounts for the prior three years.

(2)
Amounts include the unvested portion of the bonus accrued under the 3-Year Bonus Program and the 2007 LTIP which would vest and become payable in full in a lump sum.

(3)
The unvested portion of equity awards will vest and become exercisable in full. Amounts include stock-based compensation expense that would be recognized for financial accounting purposes using the straight-line method in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown here exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)
Amounts include continuation of premium payments under COBRA assuming election of continuing health insurance benefits for the executive and his/her qualified beneficiaries for a maximum of 18 months and an additional 6 months of Cal-COBRA medical insurance coverage for Mr. Akins and Mr. Brown.

(5)
Ms. Baker's employment agreement contained a change in control arrangement which was terminated upon Ms. Baker entering into a Separation Agreement. See the section titled "Separation Agreement."

(6)
We did not enter into a change in control arrangement with Mr. Spiva and have not entered into such an agreement with Mr. Bowman.

POTENTIAL PAYMENTS UPON QUALIFYING RETIREMENT TERMINATIONS

        We have a retirement program for executive officers that would provide for payments upon qualifying retirement terminations. To be eligible for the program, the executive officer must have been an executive officer for at least five consecutive years of full-time service and must have either had (i) at least 10 consecutive years of full-time service with us and be at least 55 years old, or (ii) at least 15 consecutive years of full-time service with us and be at least 50 years old. To receive the benefits of the program, a retiring executive officer must complete an approved succession planning process and enter into a release and waiver of claims and consulting agreement with us. The executive must also either relinquish all stock options granted to him or her within one year of termination, or have an individual employment agreement with us that would provide for acceleration of vesting of all stock options in connection with such termination. Additionally, the program requires the executive officer to provide us with four years of consulting services in return for $1,000 per month in payment for those services, continued vesting during the term of the consulting agreement of eligible cash bonuses under the 3-Year Bonus Program and the 2007 LTIP continued vesting in his or her retained stock options and other equity awards during the term of the consulting agreement, and an extended period to exercise options after retirement. The program also provides the executive officer with specific health insurance continuation benefits for a period of 12 months, and following such period the health benefits may be continued at the executive officer's own expense. Additionally, at the executive officer's own expense, he or she may also continue to receive the financial advisory services previously paid by us. One former executive participated in the health insurance continuation benefits portion of the program in 2008.

        The only executive officer named in the Summary Compensation Table who is currently eligible for this program is our chief executive officer, Mr. Akins. No other executive officer named in the Summary Compensation Table will be eligible for this program until 2014 when our chief accounting officer becomes eligible assuming the eligibility criteria of our officer retirement program does not change and she meets these criteria.

        Our retirement program for executive officers that would provide for the following potential payments upon qualifying retirement terminations of the named executive officers included in our Summary Compensation Table, provided that such qualifying termination event took place on December 31, 2008.

Name	Term of Consulting Agreement	Consulting Services ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Equity Awards ($)(3)	Benefits ($)(4)	Total ($)
Robert P. Akins	4 years	48,000	1,107,012	821,513	6,855	1,983,380
Nancy J. Baker(5)	—	—	—	—	—	—
Paul B. Bowman(5)	—	—	—	—	—	—
Edward J. Brown, Jr.(5)	—	—	—	—	—	—
Stephan D. Spiva(5)	—	—	—	—	—	—
Rae Ann Werner(5)	—	—	—	—	—	—

(1)
Amount includes consulting services paid at a rate of $1,000 per month.

(2)
Amount includes the unvested portion of the bonus accrued under the 3-Year Bonus Program and the 2007 LTIP Program.

(3)
Amount includes the unvested portion of equity awards which will vest and become exercisable in full. Amount also includes stock-based compensation expense that would be recognized for financial accounting purposes using the straight-line method in accordance with SFAS No. 123(R).

  Pursuant to SEC rules, the amounts shown here exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)
Amount includes continuation of premium payments under our Group Health Plan, for the executive and his qualified beneficiaries for 12 months.

(5)
These named executive officers did not meet the minimum service requirements for benefits under the Officer Retirement Program as of December 31, 2008.

SEPARATION AGREEMENT

        On December 12, 2008 we entered into a separation agreement with Ms. Baker, whereby we accepted Ms. Baker's resignation as an employee effective December 19, 2008 (the "Separation Date"). Pursuant to the separation agreement, Ms. Baker will receive severance pay in the form of continuation of her previous annual base salary of $392,000 to be paid over a period of twelve months following the Separation Date. We will also pay monthly premiums for continued health insurance coverage under COBRA for Ms. Baker and her eligible dependents for a period of twelve months from the effective date of her resignation. We will also provide a six-month executive outplacement program. Ms. Baker will not be eligible to receive a bonus for 2008 under our STIP or receive any payments under our 3-year bonus program, 2007 LTIP or any other incentive plan. In addition, this agreement supersedes and extinguishes the Amended and Restated Employment Agreement between Ms. Baker and us that was entered into effective November 6, 2008. All stock options and all restricted stock units previously granted to Ms. Baker to purchase our common stock ceased to vest effective on the Separation Date in accordance with their terms. Her right to exercise any vested option shares is governed by the relevant plan documents and stock option agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 2008, the compensation committee consisted of four independent directors. Messrs. Young K. Sohn, Edward H. Braun and Jon D. Tompkins served on the compensation committee for the entire year and Dr. William G. Oldham served from September 8, 2008 through December 31, 2008. None of these directors have ever been an officer or employee of us or our subsidiaries, or had any relationships requiring disclosure under this caption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under our audit committee charter, our audit committee is responsible for reviewing and approving all related party transactions. Our audit committee reviews and approves all related party transactions on a quarterly basis. In addition, our Board of Directors determines annually whether any related party relationships exist among the directors which would interfere with the independent judgment of individual directors in carrying out his responsibilities as director. No related party transactions have occurred to date with the exception of our joint venture with Carl Zeiss SMT AG, a German corporation, and Carl Zeiss Laser Optics Beteiligungsgesellschaft mbH, a German limited liability company, which we refer to collectively as "Zeiss." We entered into a joint venture agreement with Zeiss to establish our joint venture, TCZ, which is 60% owned by us and 40% by Zeiss. We purchase parts directly from Zeiss and we sell our products to Zeiss periodically. For the year ended December 31, 2008, we recorded revenue of $2.3 million from our transactions with Zeiss. As of December 31, 2008, we had an accounts receivable balance of $818,000 and an accounts payable balance of $4.1 million which were associated with these related transactions with Zeiss.

Indemnification Agreements

        We have entered into indemnification agreements with our executive officers and directors which contain provisions that may require us, among other things, to indemnify those officers and directors against liabilities that may arise by reason of their service as officers or directors. The agreements also require us to advance to the officers and directors expenses that they expect to incur as a result of any proceeding against them as to which they could be indemnified.

Code of Conduct

        Our Board of Directors has adopted the Cymer, Inc. Code of Conduct and Corporate Governance that applies to all officers, directors and employees. The Code of Conduct and Corporate Governance is available on our website at http://cymer.com under Investor Relations—Corporate Governance. If we make any substantive amendments to the Code of Conduct and Corporate Governance or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

COMPENSATION COMMITTEE REPORT(1)

        The compensation committee has reviewed and discussed the information contained under the caption "Executive Compensation—Compensation Discussion and Analysis" (the "CD&A") for the year ended December 31, 2008 with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Compensation Committee
Young K. Sohn, Chairman Edward H. Braun William G. Oldham Jon D. Tompkins

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof and without regard to any general incorporation language contained in such filing.

PROPOSAL 2

APPROVAL OF AMENDMENT OF THE 2005 EQUITY INCENTIVE PLAN

        In 2005, the Board of Directors adopted, and our stockholders subsequently approved, our 2005 Equity Incentive Plan (the "Incentive Plan"). When originally approved by our stockholders, 1,000,000 shares of common stock were reserved for issuance under the Incentive Plan. In 2007, the Incentive Plan was amended and restated (i) to increase the number of shares of common stock authorized for issuance under the plan to a total of 2,000,000 shares and (ii) to expand the type and nature of the awards available for grant under the Incentive Plan to include cash awards that qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code (the "IRC").

        In February 2009, our Board of Directors approved a 1,250,000 share increase in the number of shares of common stock available for issuance under the plan from a total of 2,000,000 shares to a total of 3,250,000 shares. We expect that the addition of 1,250,000 shares pursuant to this Proposal 2 and the 319,345 shares that remained available for issuance as of March 6, 2009 under the Incentive Plan will be adequate to provide equity awards over the next two years, 2009 and 2010.

Why We Recommend That You Vote For this Proposal

        The board recommends approval of the Incentive Plan amendment for the following reasons:

        The Need to Provide Competitive Compensation.    Similar to other companies in our industry, we believe equity compensation is integral in providing a competitive total compensation package necessary to recruit, retain and reward key employees. Equity awards are commonly used by similar companies in our industry, and the ability to provide competitive grants is essential to competing in our labor markets. Therefore, we believe it is imperative to provide long-term equity incentive awards as a component of our compensation program. We seek an appropriate balance between meeting employee hiring, retention, and compensation goals and avoiding excessive stockholder dilution.

        Cash Compensation Expense Increase.    If our ability to provide equity compensation is impaired, our cash compensation costs could increase substantially to offset equity compensation typically provided in the marketplace. We believe it is important that we use our cash resources to operate and expand our business, rather than unnecessarily divert cash to pay compensation.

        Our Continuing Emphasis on Providing Performance-Based Compensation.    We believe it is essential to provide a long-term link between compensation and shareholder value creation and we rely on equity compensation as one of the most efficient and effective means to create such a relationship. Our long-term equity incentive program is designed to align the interests of our executives and other key employees with those of stockholders, motivate the executive team to achieve key strategic and financial goals, and reward superior performance over a multi-year period. We have historically utilized stock options and performance-based restricted stock units ("PRSUs") to create this link between pay and performance. Stock options inherently have no value unless the stock price of Cymer increases, while PRSUs allow us to target specific financial goals. If those goals are not met, the PRSUs are canceled and the award holder receives no value. If stockholders do not approve this amendment to the Incentive Plan, our ability to create long-term incentives for key employees will be substantially diminished.

        Historical Company Equity Usage.    We believe that our historical equity usage has been conservative when compared to our core and aspirational peer groups ("peer group") and high-technology sector norms. We set targets for equity compensation based on competitive target grant levels, the equity usage of our peer group, industry standards and recommendations made by our compensation consultant. Based on this information, we believe that our equity usage has been conservative when viewed against both our peer group and the broader market. As shown in the table below, both Cymer's 2008 "3-year average burn rate" of 1.6% and its "total overhang" of 13.4% of shares outstanding is positioned below the median of our peer group, illustrating our historically conservative use of equity. In addition, the fact that we are significantly below our peer group median total overhang demonstrates our need for additional shares as compared to the peer group.

Parameter(1)(2)	3-Year Average Burn Rate(3)	Issued Overhang(4)	Total Overhang(5)
Peer Group 50th Percentile	1.7%	10.3%	17.5%
Peer Group 75th Percentile	2.5%	13.2%	21.5%
Cymer	1.6%	11.3%	13.4%
Percent Rank within Peer Group	46.0%	53.4%	12.9%

    (1)
    Reflects Peer Group data filed with the SEC through March 17, 2009.

    (2)
    Reflects Cymer data as of December 31, 2008.

    (3)
    'Burn Rate' is defined as total equity (stock options and full-value shares) granted within the latest fiscal year, as a percentage of shares outstanding.

    (4)
    'Issued Overhang' is defined as outstanding total equity (stock options and full-value shares), as a percentage of shares outstanding.

    (5)
    'Total Overhang' is defined as the sum of outstanding equity (stock options, full-value shares) as well as shares available for future issuance, as a percentage of shares outstanding.

KEY FEATURES OF THE INCENTIVE PLAN

        The Incentive Plan, as amended, authorizes the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonus awards, stock purchase awards, stock unit awards, performance cash awards and other stock awards.

  •
  Term of the Incentive Plan  The Incentive Plan will terminate on March 27, 2015.

  •
  Authorized Shares  As of March 6, 2009, an aggregate of 1,584,207 shares of our common stock had been either issued or granted subject to outstanding stock options under the Incentive Plan and 319,345 shares of common stock remain available for future issuance under the Incentive Plan.

  •
  Minimum Vesting  In general, the Incentive Plan provides that no awards shall vest prior to the third anniversary of the date that an award was granted. Awards subject to achievement of specific performance goals may vest earlier.

  •
  No Discount Option Awards  The Incentive Plan prohibits the grant of an option award with an exercise price less than the fair market value of our stock on the date of grant.

  •
  No Repricing of Awards  The board does not have the authority, without the prior consent of our stockholders, to reprice any outstanding stock option or award.

  •
  Administration by the Board of Directors  The board will administer the Incentive Plan, but may, at its discretion, delegate administration of the plan to a committee composed of two or more outside directors. The board has delegated administration to the compensation committee and references to the Board of Directors in the following outline of the Incentive Plan include the compensation committee.

        A copy of the Incentive Plan is attached as Appendix A of this Proxy Statement and has been filed with the SEC in connection with the filing of this Proxy Statement. The essential features of the Incentive Plan are outlined below. This outline is only a summary of these features and you are encouraged to read the entire amended Incentive Plan, which is attached as Appendix A of this Proxy Statement.

GENERAL

        The Incentive Plan, as amended, provides for the grant of the following:

  •
  Incentive stock options, as defined in the IRC, which may be granted solely to our employees, including officers; and

  •
  Nonstatutory stock options, stock appreciation rights, stock bonus awards, stock purchase awards, stock unit awards, performance stock awards, performance cash awards and other stock awards (collectively "awards"), which may be granted to our directors, consultants and employees, including officers.

        Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the IRC. Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the IRC. See "Federal Income Tax Information" on page 45 for a discussion of the tax treatment of awards.

PURPOSE

        The Board of Directors adopted the Incentive Plan to provide a means by which our employees, directors and consultants (and the employees, directors and consultants of any of our parent or subsidiary designated by the board to participate in the Incentive Plan) may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of our business and the business of our affiliates. Although we currently limit the stock awards under the Incentive Plan to key executives and directors, all of the employees, directors and consultants of Cymer and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

        The Board of Directors administers the Incentive Plan. Subject to the Incentive Plan's provisions, the board has the power to interpret the Incentive Plan and to determine all terms of each award granted under it, including who will receive the award, the date on which it will be granted, the number of shares to be awarded, when the award may be exercised, the exercise price, the type of consideration, the vesting schedule and any acceleration of vesting. The board will also settle all controversies regarding the Incentive Plan and the awards granted under it, submit any amendment to the Incentive Plan for stockholder approval, and adopt such procedures and sub-plans as are necessary or appropriate to permit our employees, directors or consultants who are foreign nationals or employed outside the United States to participate in the Incentive Plan.

        The board has the power to delegate administration of the Incentive Plan to a committee composed of two or more outside directors. The board has delegated administration of the Incentive Plan to the compensation committee. The board also has the power to delegate to one or more of our officers the authority to designate other officers and employees to receive awards under the Incentive Plan, the terms of such awards, and the numbers of shares of our common stock to be the subject of such awards up to a limit to be determined by the board. The board does not currently delegate any officer to exercise such powers.

        The Incentive Plan provides that, in the board's discretion, directors serving on the committee may be "outside directors" to satisfy the requirements of Section 162(m) of the IRC or "non-employee directors" to satisfy the requirements of Rule 16b-3 of the 1934 Act. All of the current members of the compensation committee qualify as outside directors and non-employee directors.

        Repricing.    Awards granted under the Incentive Plan may not be repriced without the consent of our stockholders.

STOCK SUBJECT TO THE INCENTIVE PLAN

        If the stockholders approve this Proposal 2, an aggregate of 3,153,552 shares of our common stock will be reserved for issuance under the Incentive Plan (based on the number of shares reserved for future issuance as of March 6, 2009). Of this total, 1,569,345 shares would be available for future stock awards. If stock awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of our common stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If we reacquire unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan.

ELIGIBILITY

        Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of Cymer and its affiliates. Employees (including officers), directors, and consultants of both Cymer and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

        No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Cymer or any of its affiliates, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000.

        In order to qualify certain awards as "performance-based compensation" under Section 162(m) of the IRC, no person may be granted under the Incentive Plan during any calendar year (i) stock options or stock appreciation rights that are exercisable for more than 250,000 shares of our common stock (ii) performance stock awards covering more than 250,000 shares of our common stock, or (iii) performance cash awards totaling more than $5,000,000.

TERMS OF OPTIONS

        The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of incentive stock options or nonstatutory stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. As of March 23, 2009, the closing price of our common stock as reported on the Nasdaq Global Select Market was $22.03 per share.

        The exercise price of options granted under the Incentive Plan is generally payable (i) in cash or check, (ii) in bank draft or money order payable to us, (iii) through a broker-dealer sale and remittance procedure, (iv) by delivery of shares of our common stock, (v) pursuant to a "net exercise" arrangement or (vi) in any other form of legal consideration acceptable to the Board of Directors

(excluding any form of consideration that may include deferred payment through the use of a promissory note).

        Option Exercise.    Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") and may be subject to different vesting terms. The board has the power to accelerate the time during which an option may vest or be exercised. No option shall fully vest prior to the third anniversary of the date that such option was granted with the exception of options that vest based on the satisfaction of performance goals which may vest earlier.

        Term.    The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years.

        Termination of Service.    Options under the Incentive Plan generally terminate three months after termination of the option recipient's service unless (i) such termination is due to the recipient's permanent and total disability (as defined in the IRC), in which case the option may be exercised within 12 months of such termination, if certain conditions are met; (ii) such termination is due to the recipient's death or the recipient dies within a specified period (typically three months) after the recipient's service has terminated for any reason other than cause, in which case the option may be exercised within 18 months of the option recipient's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (iii) the option recipient is terminated for cause, in which case the option shall terminate upon the termination of the recipient's service to us, or (iv) the option by its terms specifically provides otherwise. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

        The option term generally is not extended in the event that exercise of the option within these periods is prohibited. However, certain option agreements may provide for the extension of the option's term for a specified period if the exercise of the option following the termination of the recipient's service would be prohibited because the exercise would violate the registration requirements under the Securities Act of 1933, as amended.

        Restrictions on Transfer.    An option recipient may not transfer a stock option other than by will, by the laws of descent and distribution or pursuant to a domestic relations order, provided that a recipient may designate a beneficiary who may exercise an option following the recipient's death.

TERMS OF STOCK BONUS AND STOCK PURCHASE AWARDS

        Stock purchase awards or bonus awards are granted through a stock purchase or bonus award agreement.

        Payment.    Subject to certain limitations, the purchase price for stock purchase or bonus awards, which is determined by the Board of Directors, must be at least the par value of our common stock. The board may award stock bonuses in consideration of past services without a purchase payment.

        Vesting.    Shares of stock sold or awarded under the Incentive Plan may be subject to a repurchase option in favor of us in accordance with a vesting schedule determined by the board. Though the board may accelerate vesting, no stock purchase award or stock bonus award shall fully vest prior to the third anniversary of the award date except for stock purchase awards and stock bonus awards that vest based on the satisfaction of performance goals.

        Restrictions on Transfer.    Rights under a stock bonus or stock purchase agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or stock purchase agreement.

STOCK UNIT AWARDS

        Stock unit awards are granted through a stock unit award agreement. The consideration to be paid by a recipient of a stock unit award, if any, will be determined by the Board of Directors, and may be payable in any form acceptable to the board and permitted under applicable law. The board may impose any restrictions or conditions upon the vesting of stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate. Stock unit awards may be settled in shares of our common stock, in cash, in any combination of the two or in any other form of legal consideration approved by the board. If a stock unit award recipient's service relationship with us terminates, any unvested portion of the stock unit award is forfeited upon the recipient's termination of service.

STOCK APPRECIATION RIGHTS

        The Incentive Plan broadly authorizes the grant of stock appreciation rights, subject to such terms and conditions as the Board of Directors may determine at the time of grant. Upon exercise, the participant is entitled to receive an appreciation distribution equal to the fair market value of the number of shares in which the participant is vested less the fair market value of that number of shares on the date of grant. Appreciation distributions payable upon exercise of stock appreciation rights may be made in cash, in shares of stock or a combination thereof. The board may impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. If a recipient's relationship with us ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months following cessation of service, unless the terms of the agreement provide for earlier or later termination.

PERFORMANCE AWARDS

        The Incentive Plan, as amended, provides for two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees, directors and consultants are eligible to receive performance awards under the Incentive Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Board of Directors. The maximum number of shares subject to performance stock awards granted to any individual in a calendar year may not exceed 250,000 shares. The maximum amount attributable to performance cash awards granted to any individual in a calendar year may not exceed $5,000,000.

        In granting a performance award, the board will set a period of time, or a performance period, over which the attainment of one or more performance goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such performance award. Within the time period prescribed by Section 162(m) of the IRC (typically before the 90th day of a performance period), the board will establish the performance goals, based upon one or more pre-established performance criteria enumerated in the Incentive Plan and described below. As soon as administratively practicable following the end of the performance period, the board will certify (in writing) whether the performance goals have been satisfied.

        Performance goals under the Incentive Plan shall be determined by the board, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) free cash flow (cash provided by operating activities less acquisition of property, equipment, patent licenses and/or any other expenses specified by the Board; (xxii) operating cash flow; (xxiii) any per share measure of any of the foregoing cash flow metrics; (xxiv) share price performance; (xxv) debt reduction; (xxvi) implementation or completion of projects or processes; (xxvii) customer satisfaction; (xxviii) stockholders' equity; and (xxviv) to the extent that an award is not intended to comply with Section 162(m) of the IRC, other measures of performance selected by the Board of Directors.

OTHER STOCK AWARDS

        Other forms of stock awards based on shares of our common stock may be granted either alone or in addition to other awards available under the Incentive Plan. The Board of Directors has sole and complete authority to determine the persons to whom and the time or times such other awards will be granted, the number of shares to be granted and all other terms and conditions of such other awards. No other form of stock award shall fully vest prior to the third anniversary of the grant date except for awards that vest based on the satisfaction of performance goals.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of our common stock subject to the Incentive Plan and outstanding awards, including awards outstanding under our former equity plans. In that event, the Incentive Plan and outstanding awards will be appropriately adjusted.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

        In the event of certain corporate transactions, all outstanding stock awards under the Incentive Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity does not assume, continue or substitute for such awards, then the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction. In this situation, the Board of Directors, in its sole discretion, may provide that the holder of the stock award may not exercise the stock award but, instead, will receive a payment equal to the difference between the value of the award and its exercise price. A stock award may be subject to acceleration of vesting in the event of a change in control as may be provided in the applicable stock award agreement or other written agreement between the award recipient and us. The acceleration of a stock award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Cymer.

DURATION, AMENDMENT AND TERMINATION

        The Board of Directors may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on March 27, 2015.

        The board may also amend the Incentive Plan at any time or from time to time. No amendment, suspension or termination of the Incentive Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any such amendment to the Incentive Plan in such a manner and to such a degree as may be required.

FEDERAL INCOME TAX INFORMATION

        The information set forth below is a summary only of the principal United States federal income tax consequences to participants and us with respect to awards granted under the incentive plan and does not purport to be complete. This summary does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Incentive Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

        Incentive Stock Options.    Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the IRC. There generally are no federal income tax consequences to the participant or to us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any. If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options.    No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, with respect to employees, we will be required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. We will be generally be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

        When he or she sells the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the amount paid for such stock plus any amount recognized as ordinary income when the stock was acquired.

        Stock Purchase Awards and Stock Bonus Awards.    If we grant a stock purchase award or stock bonus award that is unvested and that we could reacquire if the participant's service terminates prior to vesting, the participant will not recognize any taxable income when the shares are issued, but will have to report as ordinary income an amount equal to the excess of the fair market value of the shares over the price paid, if any, for such shares on the date our repurchase right lapses. The participant may, however, elect under Section 83(b) of the IRC to include the fair market value of the shares on the date issued as ordinary income in the year they are issued. We will be entitled to a corresponding income tax deduction in the tax year in which the participant recognizes such ordinary income. When he or she sells stock acquired through receipt of a stock purchase award or stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the amount paid for the stock (if any) plus any amount recognized as ordinary income upon issuance (or vesting).

        Restricted Stock Unit Awards.    No taxable income is recognized upon grant of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. We will be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

        Stock Appreciation Rights.    The participant is not required to realize taxable income when he or she receives a stock appreciation right, but when it is exercised, the participant will recognize ordinary income in an amount equal to the fair market value of the shares (or cash in lieu of shares) received. We will be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

        Potential Limitation on Our Deductions.    Section 162(m) of the IRC denies a publicly held company a deduction for compensation paid to certain "covered employees" in a taxable year in the amount that compensation to the covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by one of our covered employees, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation.

        In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Performance stock awards and performance cash awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

        Section 409A of the IRC.    We intend that all awards granted under the Incentive Plan shall either be exempt from application of Section 409A of the IRC or comply with its requirements so that the adverse tax consequences of Section 409A of the IRC will not apply to Incentive Plan awards.

        New Plan Benefits.    As of March 23, 2009, no options or stock awards have been granted on the basis of the 1,250,000 share increase for which stockholder approval is sought under this Proposal 2.

EFFECTIVE DATE OF AMENDMENT OF THE INCENTIVE PLAN

        The amendment of the Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the Incentive Plan by 1,250,000 shares will only become effective upon stockholder approval of Proposal 2.

        Stockholders are requested in Proposal 2 to approve the amendment of the Incentive Plan. The number of votes cast "FOR" Proposal 2 must exceed the number of votes cast "AGAINST" this Proposal to approve the amendment of the Incentive Plan. Abstentions and broker non-votes will not be counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

 EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plans as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,481,622	$35.42	926,177	(3)
Equity compensation plans not approved by security holders(2)	873,559	$33.74	—

Total	3,355,181	$34.98	926,177

(1)
Includes the 1996 Plan and the 2005 Plan.

(2)
Includes the 2000 Equity Incentive Plan.

(3)
Includes 301,229 shares reserved for issuance under the 1996 Employee Stock Purchase Plan.

        The following equity compensation plan was adopted without the approval of our stockholders:

        We adopted our 2000 Equity Incentive Plan ("2000 Plan") on August 16, 2000. The 2000 Plan provided for the grant of options to employees or consultants who are neither directors nor officers. The exercise price of the options granted under the 2000 Plan was equal to the quoted market value of the common stock at the date of grant. Options issued under the 2000 Plan expire ten years after the options are granted and generally vest and become exercisable ratably over a four year period following the date of grant. The plan was terminated in May 2005 upon the approval of our 2005 Plan. Options to purchase 873,559 shares were outstanding under this 2000 Plan as of December 31, 2008.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since 2000. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required under our bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of us and our stockholders.

        The number of votes cast "FOR" this Proposal 3 must exceed the number of votes cast "AGAINST" this Proposal to ratify the selection of KPMG LLP. Abstentions and broker non-votes will not be counted towards the vote total in determining whether this proposal has been approved.

Independent Registered Public Accounting Firm Fees

        The following table represents aggregate fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for fiscal years ended December 31, 2008 and 2007, and fees billed for other services rendered by KPMG LLP. All fees described below were approved by the audit committee.

	Fiscal Year Ended December 31,
	2008	2007
Audit fees(1)	$1,547,888	$1,826,331
Audit related fees	—	—
Tax fees(2)	27,940	131,325
All other fees(3)	6,985	6,330

Total fees	$1,582,813	$1,963,986

    (1)
    Audit Fees consist of fees for the audit of our consolidated annual financial statements, the audit of the effectiveness of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, the reviews of our interim financial statements and required statutory audits for certain of our subsidiaries.

    (2)
    Tax Fees consist of the aggregate tax fees billed by KPMG LLP for tax consulting services.

    (3)
    All Other Fees for the fiscal years ended December 31, 2008 and 2007 consist of expenses incurred by us to attend KPMG LLP sponsored seminars.

Pre-Approval Policies and Procedures

        The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other fees up to specified amounts. Pre-approval may also be given as part of the audit committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. All of the independent audit fees were pre-approved by the audit committee and no services were performed other than by KPMG permanent full time employees. The chairman of the audit committee has been delegated the authority to grant pre-approval under the pre-approval policy. Any approval by the chairman under this authority is reported to the audit committee at its next regular meeting.

        The audit committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(2)

        The audit committee of the Board of Directors is comprised of three independent directors, as defined in Nasdaq Market Rule 4200(a)(15) and SEC Rule 10A-3, and operates under a written charter adopted by the board. The members of the committee are Messrs. Charles J. Abbe, Michael R. Gaulke and Peter J. Simone. The Board of Directors determined that Messrs. Charles J. Abbe, Michael R. Gaulke and Peter J. Simone, as defined by SEC rules, are audit committee financial experts. The committee is charged with the oversight of the integrity of our consolidated financial statements, including the review of the quarterly financial statements and disclosures contained in our Quarterly Report on Form 10-Q and annual financial statements and disclosures contained in our Annual Report on Form 10-K as filed with the SEC; the appointment, compensation, qualifications, independence and work of our independent registered public accounting firm; and the performance of our internal audit function. In addition, the committee has reviewed the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC and corporate governance listing standards of Nasdaq as they relate to audit committee policies.

        Management is responsible for our internal controls over financial reporting, disclosure controls and procedures and preparing our consolidated financial statements. We have a full-time internal audit department that reports directly to the audit committee and reports administratively to management. The responsibility of this department is to objectively review and evaluate the adequacy, effectiveness and quality of our system of internal controls. The audit committee reviews and approves the internal audit plan annually and receives periodic updates on internal audit activities, including the status of the Section 404 internal controls over financial reporting requirements, which are discussed in meetings held with management at least quarterly throughout the year. KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of the company's internal control over financial reporting. The committee's responsibility is to monitor, evaluate and oversee these processes. The independent registered public accounting firm understands that it is accountable to the committee, not our management.

        In this context, the audit committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm, including whether any off-balance sheet financing transactions or any transactions with related parties existed. The committee discussed with our independent registered public accounting firm matters required to be discussed by Statement of Auditing Standards No. 114, "The Auditor's Communication With Those Charged with Governance."

        The audit committee reviewed and discussed with our independent registered public accounting firm matters related to their independence including a review of audit and non-audit fees and the written disclosures in the letter from KPMG LLP to the committee required by the Public Company Accounting Oversight Board's Independence Rule 3526 regarding the independent public accountant's communication with the audit committee concerning independence.

        Based on the audit committee's discussions with management and our independent registered public accounting firm and the committee's review of the representation of management and the report of our independent registered public accounting firm to the committee, the committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on February 27, 2009.

Audit Committee Charles J. Abbe, Chairman Michael R. Gaulke Peter J. Simone

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or 1934 Act whether made before or after the date hereof and without regard to any general incorporation language contained in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 6, 2009 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial Owner	Beneficial Ownership(1) Number of Shares(2)	Percent of Total
5% Stockholders
FMR LLC	4,440,063	15.0%
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc.(3)	2,956,199	10.0%
100 E. Pratt Street
Baltimore, MD 21202
Tinicum Lantern II LLC	1,999,603	6.7%
800 Third Avenue, 40th Floor
New York, NY 10022
Barclays Global Investors, NA	1,953,481	6.6%
45 Fremont Street
San Francisco, CA 94105
Officers and Directors
Charles J. Abbe	43,793	*
Robert P. Akins	384,293	1.3%
Edward H. Braun	26,793	*
Michael R. Gaulke	64,193	*
William G. Oldham	29,519	*
Peter J. Simone	28,993	*
Young K. Sohn	30,543	*
Jon D. Tompkins	43,193	*
Nancy J. Baker	1,502	*
Paul B. Bowman	—	*
Edward J. Brown, Jr.	243,467	*
Stephan D. Spiva	36,497	*
Rae Ann Werner	55,638	*
All executive officers and directors as a group (13 persons)	988,424	3.3%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13F and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,659,917 shares outstanding on March 6, 2009, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage of ownership of such person but are not treated as outstanding for computing the percentage of any other person.

(2)
Includes the following number of shares issuable upon exercise of options exercisable as of, or that will have become exercisable within 60 days of, March 6, 2009: Mr. Abbe, 34,400 shares; Mr. Akins, 355,652 shares; Mr. Braun, 18,400 shares; Mr. Gaulke, 55,800 shares; Dr. Oldham, 22,000 shares; Mr. Simone, 20,400 shares; Mr. Sohn, 21,550 shares; Mr. Tompkins, 35,800 shares; Mr. Brown, 241,290 shares; Mr. Spiva 35,663 shares; Ms. Werner, 54,233 shares; and all executive officers and directors as a group 895,188 shares. Shares for Mr. Spiva will expire on April 5, 2009, since he is no longer employed by us.

(3)
The amended Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. on February 11, 2009 indicates that these securities are owned by various individual and institutional investors for whom T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the 1934 Act, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except that one report, covering one transaction, was filed late by Mr. Tompkins.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Paul B. Bowman Secretary

April 10, 2009

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, is being sent to stockholders with this Proxy Statement with the list of exhibits attached. Exhibits to our Annual Report on Form 10-K are available for a charge equal to our reasonable expenses incurred in furnishing such exhibits upon written request to: Corporate Secretary, Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

        A number of brokers with account holders who are Cymer stockholders will be "householding" our proxy materials. As a consequence, a single Proxy Statement or Notice of Internet Availability of Proxy Materials will be delivered to the address of such stockholders unless they have provided contrary instructions to their brokers. If you have received notice from your broker that it will be householding communications to you, householding will continue until you revoke your consent or are notified that this procedure will be discontinued. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and annual report and Notice of Internet Availability of Proxy Materials, please notify your broker or contact the Corporate Secretary at Cymer, Inc., at (858) 385-6096 or in writing c/o Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

        Stockholders who currently receive multiple copies of the Proxy Statement or Notice of Internet Availability of Proxy Materials at their address and would like to request householding should contact their brokers.

APPENDIX A

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN
AS AMENDED BY BOARD OF DIRECTORS: FEBRUARY 6, 2009

AMENDMENT APPROVED BY STOCKHOLDERS:

TERMINATION DATE: MARCH 27, 2015

1.     GENERAL.

        (a)   Eligible Award Recipients.    The persons eligible to receive Awards are Employees, Directors and Consultants.

        (b)   Available Awards.    The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

        (c)   General Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.     DEFINITIONS.

        As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a)   "Affiliate" means (i) any corporation (other than the Company) in an unbroken ownership chain of corporations ending with the Company, provided each corporation in the unbroken ownership chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such ownership chain, and (ii) any corporation (other than the Company) in an unbroken ownership chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken ownership chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such ownership chain. The Board shall have the authority to determine (x) the time or times at which the ownership tests are applied, and (y) whether "Affiliate" includes entities other than corporations within the foregoing definition.

        (b)   "Award" means a Stock Award or a Performance Cash Award.

        (c)   "Award Agreement" means a Stock Award Agreement or a Performance Cash Award Agreement.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Capitalization Adjustment" has the meaning ascribed to that term in Section 11(a).

        (f)    "Cause" means with respect to a Participant, the occurrence of any of the following: (i) such Participant's commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant's attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant's intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant's unauthorized use or disclosure of the Company's confidential information or trade secrets; or (v) such Participant's gross misconduct. The determination that a termination of the Participant's Continuous Service is either for Cause or without

Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended.

        (h)   "Committee" means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

        (i)    "Common Stock" means the common stock of the Company.

        (j)    "Company" means Cymer, Inc., a Nevada corporation.

        (k)   "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (l)    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (m)  "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

           (ii)  a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

         (iii)  the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (n)   "Covered Employee" shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

        (o)   "Director" means a member of the Board.

        (p)   "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (q)   "Effective Date" means the effective date of this Plan document, which is the date that this Plan is first approved by the Company's stockholders.

        (r)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

        (s)   "Entity" means a corporation, partnership, limited liability company or other entity.

        (t)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (u)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

           (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

        (v)   "Incentive Stock Option" means an Option that is intended to be and qualifies as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (w)  "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (x)   "Nonstatutory Stock Option" means any Option that does not qualify as an Incentive Stock Option.

        (y)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (z)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (aa)  "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (bb)  "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

        (cc)  "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(f).

        (dd)  "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ee)  "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (ff)  "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (gg)  "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

        (hh)  "Performance Cash Award" means an award of cash granted pursuant to the terms and conditions of Section 7(e)(ii).

        (ii)  "Performance Cash Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Performance Cash Award. Each Performance Cash Award Agreement shall be subject to the terms and conditions of the Plan.

        (jj)  "Performance Criteria" means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) free cash flow (cash provided by operating activities less acquisition of property, equipment, patent licenses and/or any other expenses specified by the Board); (xxii) operating cash flow; (xxiii) any per share measure of any of the foregoing cash flow metrics; (xxiv) share price performance; (xxv) debt reduction; (xxvi) implementation or completion of projects or processes; (xxvii) customer satisfaction; (xxviii) stockholders' equity; and (xxviv) to the extent an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        (kk)  "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (iii) in view of the Board's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (x) to exclude the dilutive effects of acquisitions or joint ventures; (y) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (z) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, with respect to Performance Goals established for Participants who are not Covered Employees, and who will not be Covered Employees at the time the compensation will be paid, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (A) to exclude restructuring and/or other nonrecurring charges; (B) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (C) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (D) to exclude the effects to any statutory adjustments to corporate tax rates; (E) to exclude the impact of any "extraordinary items" as determined under generally accepted accounting principles; and (F) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

        (ll)  "Performance Period" means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

        (mm)  "Performance Stock Award" means any right to receive Common Stock granted pursuant to the terms and conditions of Section 7(e)(i).

        (nn)  "Performance Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Performance Stock Award. Each Performance Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (oo)  "Plan" means this Cymer, Inc. 2005 Equity Incentive Plan.

        (pp)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (qq)  "Securities Act" means the Securities Act of 1933, as amended.

        (rr)  "Stock Appreciation Right" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

        (ss)  "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        (tt)  "Stock Award" means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, or any Other Stock Award.

        (uu)  "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant, including an Option Agreement, a Stock Purchase Award Agreement, Stock Bonus Award Agreement, a Stock Appreciation Right Agreement, a Stock Unit Award Agreement, or any Other Stock Award Agreement. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (vv)  "Stock Bonus Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

        (ww)  "Stock Bonus Award Agreement" means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

        (xx)  "Stock Purchase Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

        (yy)  "Stock Purchase Award Agreement" means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

        (zz)  "Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

        (aaa)  "Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

        (bbb)  "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (ccc)  "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

        (ddd)  "Terminated Plans" means the Company's 1996 Stock Option Plan and the Company's 2000 Equity Incentive Plan in effect immediately prior to the Effective Date of the Plan.

3.     ADMINISTRATION.

        (a)   Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3(c).

        (b)   Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock or cash pursuant to an Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

           (ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or any Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

         (iii)  To settle all controversies regarding the Plan and Awards granted under it.

          (iv)  To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

           (v)  To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

          (vi)  To amend the Plan, subject to the limitations, if any, of applicable law. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

         (vii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

        (viii)  To amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

          (ix)  To approve the forms of Award Agreements for use under the plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

           (x)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

          (xi)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

        (c)   Delegation to Committee.

            (i)  General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

           (ii)  Section 162(m) and Rule 16b-3 Compliance.    In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)   Delegation to an Officer.    The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Officers and Employees to be recipients of Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to any Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(u)(ii) above.

        (e)   Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        (f)    Repricings.    Notwithstanding any provision or provisions to the contrary in this Plan, the Board or Committee may not, without prior approval of its stockholders, effect (A) the reduction of the exercise price of any outstanding Option under the Plan; (B) the cancellation of any outstanding Option or Stock Appreciation Right under the Plan and the grant in substitution therefor of (I) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (II) a Stock Purchase Award, (III) a Stock Bonus Award, (IV) a Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (V) a Stock Unit Award, (VI) an Other Stock Award, (VII) cash, including a Performance Cash Award, or (VIII) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

4.     SHARES SUBJECT TO THE PLAN.

        (a)   Share Reserve.    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, three million two hundred fifty thousand (3,250,000) shares of Common Stock.

        (b)   Reversion of Shares to the Share Reserve.    If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised"), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

        Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be two million (2,000,000) shares of Common Stock.

        (c)   Source of Shares.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company.

5.     ELIGIBILITY.

        (a)   Eligibility for Specific Awards.    Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)   Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)   Section 162(m) Limitation on Annual Grants.    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two hundred fifty thousand (250,000) shares of Common Stock during any calendar year.

        (d)   Consultants.    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an

Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

        (a)   Term.    No Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

        (b)   Exercise Price of an Incentive Stock Option.    Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

        (c)   Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

        (d)   Consideration.    The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

            (i)  by cash or check;

           (ii)  bank draft or money order payable to the Company;

         (iii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

          (iv)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

           (v)  by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

          (vi)  in any other form of legal consideration that may be acceptable to the Board; provided, however, that such form of consideration may not include deferred payment through the use of a promissory note.

        (e)   Transferability of Options.    The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

            (i)  Restrictions on Transfer.    An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

           (ii)  Domestic Relations Orders.    Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

         (iii)  Beneficiary Designation.    Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. Notwithstanding the foregoing, no Option shall vest prior to the third anniversary of the date that such Option was granted with the exception of Options that vest based on the satisfaction of Performance Goals.

        (g)   Termination of Continuous Service.    In the event that an Optionholder's Continuous Service terminates (other than for Cause or upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (h)   Extension of Termination Date.    An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than for Cause or upon the Optionholder's death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

        (i)    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (j)    Death of Optionholder.    In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (k)   Termination for Cause.    Except as explicitly provided otherwise in an Optionholder's Option Agreement, in the event that an Optionholder's Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder's Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

        (l)    Early Exercise.    The Option Agreement may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

7.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a)   Stock Purchase Awards.    Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Purchase Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

            (i)  Purchase Price.    At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

           (ii)  Consideration.    At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase

  Award shall be paid either: (A) in cash or by check at the time of purchase, (B) by past services rendered to the Company, or (C) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

         (iii)  Vesting.    Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Notwithstanding the foregoing, no Stock Purchase Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of Stock Purchase Awards that vest based on the satisfaction of Performance Goals.

          (iv)  Termination of Participant's Continuous Service.    In the event that a Participant's Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board's election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market Value on the relevant date, or (B) the Participant's original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant's purchase of the shares of Common Stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

           (v)  Transferability.    Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

        (b)   Stock Bonus Awards.    Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Bonus Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Consideration.    A Stock Bonus Award may be awarded in consideration for (A) past services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

           (ii)  Vesting.    Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board. Notwithstanding the foregoing, no Stock Bonus Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of (i) Stock Bonus Awards that vest based on the satisfaction of Performance Goals.

         (iii)  Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

          (iv)  Transferability.    Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

        (c)   Stock Unit Awards.    Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

            (i)  Consideration.    At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

           (ii)  Vesting.    At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing, no Stock Unit Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of Stock Unit Awards that vest based on the satisfaction of Performance Goals.

          (iii)  Payment.    A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

          (iv)  Additional Restrictions.    At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

           (v)  Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

          (vi)  Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

        (d)   Stock Appreciation Rights.    Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

            (i)  Term.    No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant.

           (ii)  Strike Price and Calculation of Appreciation.    Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

          (iii)  Vesting.    At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing, no Stock Appreciation Rights shall vest prior to the third anniversary of the date that such Award was granted with the exception of Stock Appreciation Rights that vest based on the satisfaction of Performance Goals.

          (iv)  Exercise.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

           (v)  Payment.    The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (vi)  Termination of Continuous Service.    In the event that a Participant's Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

        (e)   Performance Awards.

            (i)  Performance Stock Awards.    A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Performance Stock Awards described in this Section 7(e)(i) shall not exceed two hundred fifty thousand (250,000) shares of Common Stock. Any vesting or other benefit under a Performance Stock Award contingent upon the achievement of Performance Goals that have not been attained as of the date of termination of Continuous

  Service, so that the Participant is not irrevocably entitled to the benefit at the time of his or her termination of Continuous Service, shall be forfeited at the time of termination unless otherwise determined by the Board. In addition, to the extent permitted by applicable law and the applicable Performance Stock Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

           (ii)  Performance Cash Awards.    A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to Performance Cash Awards described in this Section 7(e)(i) shall not exceed five million dollars ($5,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Performance Cash Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

        (f)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. Notwithstanding the foregoing, no Other Stock Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of Other Stock Awards that vest based on the satisfaction of Performance Goals.

8.     COVENANTS OF THE COMPANY.

        (a)   Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)   Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

        (c)   Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

        (d)   Compliance with Section 409A of the Code.    To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9.     USE OF PROCEEDS FROM SALES OF COMMON STOCK.

        Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.   MISCELLANEOUS.

        (a)   Corporate Action Constituting Grant of Stock Awards.    Corporate action constituting an offer by the Company of Common Stock to any Participant under the terms of a Stock Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is actually received or accepted by the Participant.

        (b)   Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)   No Employment or Other Service Rights.    Nothing in the Plan, any Award Agreement or other instrument executed thereunder or any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any

applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)   Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (e)   Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations.    To the extent provided by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

        (g)   Electronic Delivery.    Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

11.   ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

        (a)   Capitalization Adjustments.    If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment")), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and number of securities subject to each outstanding stock award under the Terminated Plans that are added from time to time to the share reserve under the Plan pursuant to Section 4(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b), (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5(c), (v) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 10(i); and (vi) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)   Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)   Corporate Transaction.    The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

            (i)  Stock Awards May Be Assumed.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

           (ii)  Stock Awards Held by Current Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the "Current Participants"), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

         (iii)  Stock Awards Held by Persons other than Current Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

          (iv)  Payment for Stock Awards in Lieu of Exercise.    Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

12.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   Plan Term.    Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights.    Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.   EFFECTIVE DATE OF PLAN.

        This Plan shall become effective on the Effective Date, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) under this Plan unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

14.   CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement / Annual Report on Form 10-K are available at www.proxyvote.com.

CYMER®
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 21, 2009

The stockholder(s) hereby appoint(s) Robert P. Akins, Edward J. Brown, Jr., and Paul B. Bowman, or each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cymer, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on May 21, 2009, at Cymer's offices, 17075 Thornmint Court, San Diego, California, and any adjournment or postponement thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above,
please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CYMER®

CYMER, INC.
17075 THORNMINT COURT
SAN DIEGO, CA 92127

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Cymer, Inc. in mailing proxy materials, you can consent to receiving all future Proxy Statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cymer, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYMER, INC.

			For All	Withhold All	For All Except
The Board of Directors recommends a vote FOR all nominees.
Vote On Directors
1.	Election of eight nominees listed below to serve as directors until the 2010 Annual Meeting of Stockholders		☐	☐	☐
Nominees:
	01) Charles J. Abbe 02) Robert P. Akins 03) Edward H. Braun 04) Michael R. Gaulke	05) William G. Oldham 06) Peter J. Simone 07) Young K. Sohn 08) Jon D. Tompkins

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Vote On Proposals The Board of Directors recommends a vote FOR Proposals 2 and 3.		For	Against	Abstain
2.	To approve an amendment to our 2005 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,250,000 shares	☐	☐	☐
3.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐
4.	Transacting such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.    ☐

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date